This pricing supplement, which is not complete, relates to an effective Registration Statement under the Securities Act of 1933. We may not sell the notes until we deliver a final pricing supplement. This pricing supplement is not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-112708

Pricing Supplement No.

Preliminary Pricing Supplement - Subject to Completion

(To Prospectus dated April 14, 2004

and Prospectus Supplement dated April 15, 2004)

October 26, 2006

$

Minimum Return Equity Appreciation Growth LinkEd Securities “Index EAGLES®,”

due November 23, 2011, Linked to a Basket of Five Indices

•	The notes are our unsecured senior notes.

•	We will not pay interest on the notes.

•	At maturity, you will receive the principal amount of the notes plus a supplemental redemption amount, which will be at least 5.00% of the principal amount of the notes, or $50 per $1,000 principal amount, for a total payment at maturity of at least $1,050.

•	The supplemental redemption amount will be based primarily upon the performance of a group, or “Basket,” of five selected stock indices over the term of the notes. The five stock indices are the (a) Dow Jones Industrial Average, (b) Standard and Poor’s MidCap 400 Index, (c) Standard and Poor’s SmallCap 600 Index, (d) Dow Jones EURO STOXX 50® Index, and (e) Nikkei 225 Index. We describe how to determine this amount beginning on page PS-4.

•	The notes will mature on November 23, 2011.

•	The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000.

•	We will apply to list the notes under the proposed symbol BOR.S on the American Stock Exchange LLC.

	Per Note	Total
Public offering price	100.00%	$
Agents’ commissions	3.00%

Proceeds (before expenses)	97.00%	$

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “ Risk Factors” beginning on page PS-18.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement, the accompanying prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the notes in book-entry form only through The Depository Trust Company on or about November     , 2006 against payment in immediately available funds.

Banc of America Securities LLC	Banc of America Investment Services, Inc.

Agents

Index EAGLES® is our federal service mark registration.

“Dow Jones,” “Dow Jones Industrial AverageSM,” and “DJIASM” are service marks of Dow Jones & Company, Inc. and have been licensed by us for use for certain purposes. Our notes based on the Dow Jones Industrial AverageSM are not sponsored, endorsed, sold, or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the notes.

“Standard & Poor’s®,” “S&P®,” “S&P MidCap 400 Index,” “Standard & Poors MidCap 400 Index,” “S&P SmallCap 600 Index,” and “Standard & Poor’s SmallCap 600 Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The notes are not sponsored, endorsed, sold, or promoted by Standard & Poor’s® and Standard & Poor’s® makes no representation regarding the advisability of investing in the notes.

The Dow Jones EURO STOXX 50® Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50® Index and the related trademarks have been licensed for certain purposes by us. Neither STOXX Limited (“STOXX”) nor Dow Jones & Company, Inc. (“Dow Jones”) sponsors, endorses, or promotes the notes based on the Dow Jones EURO STOXX 50® Index.

Nikkei 225 Index is a trade or service mark of Nihon Keizai Shimbun, Inc. (“NKS”) and is licensed for use by us. The notes have not been passed on by NKS as to their legality or suitability. The notes are not issued, endorsed, sold, or promoted by NKS. NKS MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

SUMMARY

This pricing supplement relates only to our notes and does not relate to the securities of any of the companies comprising the Basket described in this pricing supplement. This summary includes questions and answers that highlight selected information from the accompanying prospectus, prospectus supplement, and this pricing supplement to help you understand these notes. You should read carefully the entire prospectus, prospectus supplement, and pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this pricing supplement entitled “Risk Factors,” which highlights a number of risks, to determine whether an investment in the notes is appropriate for you. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents.

Certain capitalized terms used and not defined in this pricing supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transaction described in this pricing supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. You should rely only on the information contained in this pricing supplement, the accompanying prospectus supplement, and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the agents is making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this pricing supplement, the accompanying prospectus supplement, and prospectus is accurate as of the date on their respective front covers only.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on November 23, 2011. We cannot redeem the notes at any earlier date. We will not make any payments on the notes until maturity.

Are the notes equity or debt securities?

The notes are our senior debt securities. However, these notes differ from traditional debt securities in that you will not receive interest payments and they contain a derivative component. Instead, at maturity you will receive (a) your principal amount, plus (b) an additional amount called the “Supplemental Redemption Amount,” as described below. The notes have been designed for investors who are willing to forgo market rates of interest on their investment, such as fixed interest rates paid on conventional non-callable debt securities.

Will you receive your principal at maturity?

Yes. If you hold the notes until maturity, then you will receive your principal amount and a Supplemental Redemption Amount. However, if you sell the notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes.

How much will you receive at maturity?

At maturity, you will receive the principal amount of the notes. You also will receive the Supplemental Redemption Amount, which will not be less than 5.00% of the principal amount of the notes at maturity. We call this minimum amount the “Minimum Supplemental Redemption Amount.” The Supplemental Redemption Amount will be based primarily upon the performance of the Basket during the term of the notes and will be determined by the calculation agent in the manner described below.

The “Basket Indices” are the five selected stock indices that make up the Basket that will be used to determine the Supplemental Redemption Amount. The Basket Indices are the (a) Dow Jones Industrial Average, (b) Standard and Poor’s MidCap 400 Index, (c) Standard and Poor’s SmallCap 600 Index, (d) Dow Jones EURO STOXX 50® Index, and (e) Nikkei 225 Index.

The calculation agent will determine the Supplemental Redemption Amount payable to you at maturity by reference to the periodic returns of the Basket during the following 20 “Reference Periods”:

2006/07	2007/08	2008/09	2009/10	2010/11
11/17/06-2/17/07	11/17/07-2/17/08	11/17/08-2/17/09	11/17/09-2/17/10	11/17/10-2/17/11
2/17/07-5/17/07	2/17/08-5/17/08	2/17/09-5/17/09	2/17/10-5/17/10	2/17/11-5/17/11
5/17/07-8/17/07	5/17/08-8/17/08	5/17/09-8/17/09	5/17/10-8/17/10	5/17/11-8/17/11
8/17/07-11/17/07	8/17/08-11/17/08	8/17/09-11/17/09	8/17/10-11/17/10	8/17/11-11/17/11

We expect to price the notes on November 17, 2006, or the “pricing date.” The pricing date is the first day of the first Reference Period. If we price the notes on a day other than November 17, 2006, the scheduled Reference Periods above will be adjusted accordingly, and you will be notified of the changes in the final pricing supplement.

The “Basket Level” is the hypothetical value of the Basket that is determined at the close of any business day (as defined below). The Basket Level equals the sum of the products of the closing level and the Index Ratio for each Basket Index. The Basket Level will be rounded to the nearest one-hundredth. Each Basket Index will represent a percentage of the Starting Level on the pricing date. For each Basket Index, we will set the “Index Ratio” on the pricing date. We will set an Index Ratio for each Basket Index by (a) multiplying 1,000 by the “Index Weight” for that Basket Index that is set forth in the table on page PS-26 and (b) dividing that product by the closing level of that Basket Index on the pricing date. The result will be rounded to the nearest one hundred-thousandth. The Index Ratio for each Basket Index is fixed as of the pricing date and is subject to change only if certain events or adjustments affect the relevant Basket Index, as described in this pricing supplement. See the section entitled “Description of the Notes—Discontinuance of the Basket Indices; Alteration of Method of Calculation.”

We refer to the last day of each Reference Period as a “Reset Date.” On each Reset Date, the calculation agent will determine the “Periodic Return” of the Basket Indices for the Reference Period then ended by applying the following formula:

(	Ending Level - Starting Level	)
Starting Level

The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

The “Starting Level” for the initial Reference Period will be 1,000, and the “Starting Level” for each subsequent Reference Period is the Ending Level for the immediately preceding Reference Period. The “Ending Level” for each Reference Period is the Basket Level on the applicable Reset Date, or if that day is not a business day (as defined below), the Basket Level on the next following business day.

Except for the payment of the principal amount and the Minimum Supplemental Redemption Amount at maturity, you will be exposed to unlimited declines in the Periodic Return for any Reference Period. On the pricing date, we will set a cap, or the “Return Cap,” which will limit any increases in the Periodic Return of the Basket to that rate. We currently expect that we will set the Return Cap between 7.00% and 9.00%, inclusive. For any Reference Period in which the Periodic Return is greater than the Return Cap, the Periodic Return for that Reference Period will be deemed to be the Return Cap, and for that Reference Period you will receive only the benefit of the increase in value up to the Return Cap.

The Basket Return

After the close of the market on the last Reset Date, the calculation agent will determine the Supplemental Redemption Amount, which will not be less than the Minimum Supplemental Redemption Amount, based on the following formula:

Principal Amount × Basket Return

The “Basket Return” is the compounded value of the 20 Periodic Returns computed in the following manner:

[The product of (1.00 + the Periodic Return) for each Reference Period] - 1.00

The Index Return will be rounded to the nearest ten-thousandth and then expressed as a percentage.

The Supplemental Redemption Amount will be calculated after the close of the market on the last Reset Date. The period of time between the last Reset Date and the maturity date is not part of a Reference Period, and, therefore, changes in the Basket Level during that period will not affect the Supplemental Redemption Amount payable to you at maturity. If the calculation of the Supplemental Redemption Amount results in an amount that is less than the Minimum Supplemental Redemption Amount, then we will pay you a Supplemental Redemption Amount equal to the Minimum Supplemental Redemption Amount.

The notes provide less opportunity for appreciation than an investment tied directly to the performance of the Basket because the Return Cap limits the appreciation in the Basket Level used to calculate the Periodic Return. Because of the Return Cap, the Index Return cannot be more than a range of approximately 286.97% to 460.44% (a maximum value that represents an increase of the Basket Level up to the Return Cap for each Reference Period).

You should consider the possibility that an investment in the notes will not result in a gain above the Minimum Supplemental Redemption Amount even if the Basket Level increases during one or more Reference Periods, or even if the Basket Level as of the final scheduled Reset Date is greater than the Basket Level on the pricing date.

Examples

The Basket Return depends on the Basket Level as of each Reset Date. Because the Basket Level may be subject to significant variations over the term of the notes, it is not possible to present a chart or table illustrating a complete range of possible payments on the maturity date. The examples of hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the Basket Level on the Supplemental Redemption Amount payable at maturity for each $1,000 principal amount of the notes. Because these examples are based on hypothetical terms and assumptions, such as the hypothetical specific Basket Levels as of the indicated Reset Dates and a hypothetical Return Cap, which may not reflect the actual terms of the notes or the performance of the Basket during the term of the notes, the returns set forth in the tables may not reflect the actual returns. Each of the hypothetical examples is based upon:

•	the Starting Level of 1,000;

•	a hypothetical Return Cap of 8.00%;

•	a Minimum Supplemental Redemption Amount of 5.00% of the principal amount of notes; and

•	Reference Periods ending on the 17th day of the months indicated.

In each example set forth below, for any Reference Period where the indicated Periodic Return is in excess of 8.00%, the Periodic Return for that Reference Period used in the calculation of the Index Return shall be the hypothetical Return Cap of 8.00%. The Basket Levels illustrated in each example have been rounded to the nearest whole number. The pretax annualized rates of return in each example assume that the notes were purchased in the original public offering and are calculated on the basis of a 360-day year of twelve 30-day months, with annual compounding.

Example 1: The Basket Level as of the final scheduled Reset Date is greater than the starting Basket Level of 1,000, and the appreciation of the Basket Level, or the Periodic Return, is 2.00% (an amount less than the hypothetical Return Cap) during each Reference Period throughout the term of the notes:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,020	2.00%	8.00%	1,104	2.00%	8.00%	1,195	2.00%	8.00%
May	1,040	2.00%	8.00%	1,126	2.00%	8.00%	1,219	2.00%	8.00%
August	1,061	2.00%	8.00%	1,149	2.00%	8.00%	1,243	2.00%	8.00%
November	1,082	2.00%	8.00%	1,172	2.00%	8.00%	1,268	2.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,294	2.00%	8.00%	1,400	2.00%	8.00%
May	1,319	2.00%	8.00%	1,428	2.00%	8.00%
August	1,346	2.00%	8.00%	1,457	2.00%	8.00%
November	1,373	2.00%	8.00%	1,486	2.00%	8.00%

Index Return = [(1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) ×

(1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) ×

(1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) × (1.00+0.02) ×

(1.00+0.02) × (1.00+0.02) × (1.00+0.02)] minus 1.00 = 0.4859 or 48.59%

Supplemental Redemption Amount = $1,000.00 × 0.4859 = $485.90

Total payment at maturity = $1,000.00 + $485.90 = $1,485.90 per note

Pretax annualized rate of return: 8.24%

Example 2: The Basket Level as of the final scheduled Reset Date is greater than the Starting Basket Level of 1,000, and the appreciation of the Basket Level, or the Periodic Return, is 8.00% (an amount equal to the hypothetical Return Cap) during each Reference Period throughout the term of the notes:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,080	8.00%	8.00%	1,469	8.00%	8.00%	1,999	8.00%	8.00%
May	1,166	8.00%	8.00%	1,587	8.00%	8.00%	2,159	8.00%	8.00%
August	1,260	8.00%	8.00%	1,714	8.00%	8.00%	2,332	8.00%	8.00%
November	1,360	8.00%	8.00%	1,851	8.00%	8.00%	2,518	8.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	2,720	8.00%	8.00%	3,700	8.00%	8.00%
May	2,937	8.00%	8.00%	3,996	8.00%	8.00%
August	3,172	8.00%	8.00%	4,316	8.00%	8.00%
November	3,426	8.00%	8.00%	4,661	8.00%	8.00%

Inde× Return = [(1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × ((1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08)] minus 1.00 = 3.6610 or 366.10%

Supplemental Redemption Amount = $1,000.00 × 3.6610 = $3,661.00

Total payment at maturity = $1,000.00 + $3,661.00 = $4,661.00 per note

Pretax annualized rate of return: 36.03%

Example 3: In this example, for the Reference Periods where the Periodic Returns are in excess of 8.00%, the Periodic Returns for those Reference Periods used in the calculation of the Basket Return shall be the hypothetical Return Cap of 8.00%. The Basket Level as of the final scheduled Reset Date is greater than the Starting Level of 1,000, and the appreciation of the Basket Level, or the Periodic Return, is 10.00% (an amount greater than the hypothetical Return Cap) during each Reference Period throughout the term of the notes:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,100	9.50%	8.00%	1,611	9.50%	8.00%	2,358	9.50%	8.00%
May	1,210	9.50%	8.00%	1,772	9.50%	8.00%	2,594	9.50%	8.00%
August	1,331	9.50%	8.00%	1,949	9.50%	8.00%	2,853	9.50%	8.00%
November	1,464	9.50%	8.00%	2,144	9.50%	8.00%	3,138	9.50%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	3,452	9.50%	8.00%	5,054	9.50%	8.00%
May	3,797	9.50%	8.00%	5,560	9.50%	8.00%
August	4,177	9.50%	8.00%	6,116	9.50%	8.00%
November	4,595	9.50%	8.00%	6,727	9.50%	8.00%

Index Return = [(1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × ((1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08)] minus 1.00 = 3.6610 or 366.10%

Supplemental Redemption Amount = $1,000.00 × 3.6610 = $3,661.00

Total payment at maturity = $1,000.00 + $3,661.00 = $4,661.00 per note

Pretax annualized rate of return: 36.03%

Example 4: The Basket Level as of the final scheduled Reset Date is less than the Starting Level of 1,000, and the Periodic Return declined throughout the term of the notes:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	980	-2.00%	8.00%	904	-2.00%	7.50%	834	-2.00%	8.00%
May	960	-2.00%	8.00%	886	-2.00%	7.50%	817	-2.00%	8.00%
August	941	-2.00%	8.00%	868	-2.00%	7.50%	801	-2.00%	8.00%
November	922	-2.00%	8.00%	851	-2.00%	7.50%	785	-2.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	769	-2.00%	8.00%	709	-2.00%	8.00%
May	754	-2.00%	8.00%	695	-2.00%	8.00%
August	739	-2.00%	8.00%	681	-2.00%	8.00%
November	724	-2.00%	8.00%	668	-2.00%	8.00%

Index Return = [(1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02) × (1.00+ -0.02)] minus 1.00 = -0.3324 or -33.24%

Supplemental Redemption Amount = $50.00, the Minimum Supplemental Redemption Amount

Total payment at maturity = $1,000.00 + $50.00 = $1,050.00 per note

Pretax annualized rate of return: 0.98%

Example 5: The Basket Level as of the final scheduled Reset Date is less than the Starting Level of 1,000, and the Periodic Return increased in one-half of the Reference Periods and decreased in the other one-half of the Reference Periods, with the magnitude of the decreases being larger than the magnitude of the increases:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,080	8.00%	8.00%	1,469	8.00%	8.00%	1,999	8.00%	8.00%
May	1,166	8.00%	8.00%	1,587	8.00%	8.00%	2,159	8.00%	8.00%
August	1,260	8.00%	8.00%	1,714	8.00%	8.00%	1,943	-10.00%	8.00%
November	1,360	8.00%	8.00%	1,851	8.00%	8.00%	1,749	-10.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,574	-10.00%	8.00%	1,033	-10.00%	8.00%
May	1,416	-10.00%	8.00%	929	-10.00%	8.00%
August	1,275	-10.00%	8.00%	836	-10.00%	8.00%
November	1,147	-10.00%	8.00%	753	-10.00%	8.00%

Index Return = [(1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10) × (1.00+ -0.10)] minus 1.00 = -0.2472 or -24.72%

Supplemental Redemption Amount = $50.00, the Minimum Supplemental Redemption Amount

Total payment at maturity = $1,000.00 + $50.00 = $1,050.00 per note

Pretax annualized rate of return: 0.98%

Example 6: The Basket Level as of the final scheduled Reset Date is greater than the Starting Level of 1,000, and the Periodic Return fluctuated during the term of the notes, increasing in one-half of the Reference Periods and decreasing in the other one-half of the Reference Periods, with the magnitude of the increases being greater than the magnitude of the decreases:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,080	8.00%	8.00%	1,137	8.00%	8.00%	1,053	-5.00%	8.00%
May	1,166	8.00%	8.00%	1,228	8.00%	8.00%	1,000	-5.00%	8.00%
August	1,108	-5.00%	8.00%	1,166	-5.00%	8.00%	1,080	8.00%	8.00%
November	1,053	-5.00%	8.00%	1,108	-5.00%	8.00%	1,166	8.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,260	8.00%	8.00%	1,326	8.00%	8.00%
May	1,361	8.00%	8.00%	1,432	8.00%	8.00%
August	1,293	-5.00%	8.00%	1,361	-5.00%	8.00%
November	1,228	-5.00%	8.00%	1,293	-5.00%	8.00%

Index Return = [(1.00+0.08) × (1.00+0.08) × (1.00+ -0.05) × (1.00+ -0.05) × (1.00+0.08) ×

(1.00+0.08) × (1.00+ -0.05) × (1.00+ -0.05) × (1.00+ -0.05) × (1.00+ -0.05) × (1.00+0.08) ×

(1.00+0.08) × (1.00+0.08) × (1.00+0.08) × (1.00+ -0.05) × (1.00+ -0.05) × (1.00+0.08) ×

(1.00+0.08) × (1.00+ -0.05) × (1.00+ -0.05)] minus 1.00 = 0.2926 or 29.26%

Supplemental Redemption Amount = $1,000.00 × 0.2926 = $292.60

Total payment at maturity = $1,000.00 + $292.60 = $1,292.60 per note

Pretax annualized rate of return: 5.26%

Example 7: In this example, for the Reference Periods where the Periodic Returns are in excess of 8.00%, the Periodic Returns for those Reference Periods used in the calculation of the Basket Return shall be the hypothetical Return Cap of 8.00%. The Basket Level as of the final scheduled Reset Date is greater than the Starting Level of 1,000, and the Periodic Return fluctuated during the term of the notes, increasing in three-fourths of the Reference Periods and decreasing in the other one-fourth, with a wide variance in the magnitude of the increase:

	2007			2008			2009
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,030	3.00%	8.00%	1,049	3.00%	8.00%	1,068	3.00%	8.00%
May	1,061	3.00%	8.00%	1,080	3.00%	8.00%	1,100	3.00%	8.00%
August	849	-20.00%	8.00%	864	-20.00%	8.00%	880	-20.00%	8.00%
November	1,018	20.00%	8.00%	1,037	20.00%	8.00%	1,056	20.00%	8.00%

	2010			2011
	Closing Level	Periodic Return	Return Cap	Closing Level	Periodic Return	Return Cap
February	1,088	3.00%	8.00%	1,108	3.00%	8.00%
May	1,121	3.00%	8.00%	1,141	3.00%	8.00%
August	897	-20.00%	8.00%	913	-20.00%	8.00%
November	1,076	20.00%	8.00%	1,096	20.00%	8.00%

Index Return = [(1.00+0.03) × (1.00+0.03) × (1.00+ -0.20) × (1.00+0.08) × (1.00+0.03) ×

(1.00+0.03) × (1.00+ -0.20) × (1.00+0.08) × (1.00+0.03) × (1.00+0.03) × (1.00+ -0.20) ×

(1.00+0.08) × (1.00+0.03) × (1.00+0.03) × (1.00+ -0.20) × (1.00+0.08) × (1.00+ 0.03) ×

(1.00+0.03) × (1.00+ -0.20) × (1.00+0.08)] minus 1.00 = -0.3529 or -35.29%

Supplemental Redemption Amount = $50.00, the Minimum Supplemental Redemption Amount

Total payment at maturity = $1,000.00 + $50.00 = $1,050.00 per note

Pretax annualized rate of return: 0.98%

Who will determine the Supplemental Redemption Amount and the amounts due at maturity?

A calculation agent will make all the calculations associated with determining the Supplemental Redemption Amount and the amounts due at maturity. We have appointed our affiliate, Banc of America Securities LLC, or “BAS,” to act as calculation agent. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Who publishes the Basket Indices and what do the Basket Indices measure?

The DJIASM is published by Dow Jones & Company, Inc. and is maintained and reviewed by the editors of The Wall Street Journal. The DJIASM is a widely followed indicator of the pattern of price movements in U.S. equities. The value of the DJIASM is based on the stock prices of 30 blue-chip companies. The S&P MidCap 400 Index is published by Standard & Poor’s®, a division of The McGraw-Hill Companies, Inc., or “S&P®,” and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the United States equity markets. The S&P SmallCap 600 Index is also published by S&P® and is intended to provide a benchmark for performance measurement of the small capitalization segment of the United States equity markets. The Dow Jones EURO STOXX 50® Index is published by STOXX and is a capitalization-weighted index of the stocks of 50 highly-capitalized European companies. The Nikkei 225 Index is a stock index published by NKS that measures the composite price performance of selected Japanese stocks.

How have the Basket Indices performed historically?

There have been significant fluctuations in the levels of the Basket Indices. The applicable tables in the section “The Basket Indices” show the quarterly performance of the Basket Indices since the beginning of 2002. We have provided this historical information to help you evaluate the behavior of the Basket Indices in recent periods. However, it is not possible to accurately predict how the Basket Indices or the notes will perform in the future. Past performance of the Basket Indices is not necessarily indicative of future results for any other period.

How will you be able to find the level of each of the Basket Indices?

You can obtain the DJIASM level from the Bloomberg® service under the symbol “^DJI,” the Dow Jones website, at www.djindexes.com, as well as from The New York Times, The Wall Street Journal, and the Financial Times. You can obtain the S&P MidCap 400 Index level from the Bloomberg Financial® service under the symbol “MID,” the S&P® website, www.standardandpoors.com, as well as from The New York Times and The Wall Street Journal. You can obtain the S&P SmallCap 600 Index level from the Bloomberg Financial® service under the symbol “SML,” the S&P® website, www.standardandpoors.com, as well as from The New York Times and The Wall Street Journal. You can obtain the Nikkei 225 Index level from the Bloomberg Financial® service under the symbol “NKY,” the NKS website, www.nni.nikkei.co.jp, as well as from The Wall Street Journal and the Financial Times. You can obtain the price level of the iShares® Lehman Aggregate Bond Fund from the Bloomberg Financial® service under the symbol “AGG,” the iShares® website, www.ishares.com, as well as from The Wall Street Journal. You can obtain the Dow Jones EURO STOXX 50® Index level from the Bloomberg Financial® service under the symbol “SX5E,” the STOXX website, www.stoxx.com/index.html, the Dow Jones website, www.djindexes.com, as well as from The Wall Street Journal and the Financial Times. You can obtain the Nikkei 225 Index level from the Bloomberg® financial service under the symbol “NKY,” the NKS website, www.nni.nikkei.co.jp, as well as from The Wall Street Journal and the Financial Times.

Will you have an ownership interest in the stocks that are represented by each of the Basket Indices?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, or other distributions, in the stocks of any of the companies included in any Basket Index.

Who are the selling agents for the notes?

Our affiliates, BAS and Banc of America Investment Services, Inc., or “BAI,” are acting as our agents in connection with this offering and will receive a commission based on the total principal amount of notes sold. In this capacity, neither of the agents is your fiduciary or advisor, and you should not rely upon any communication from either agent in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

BAS and BAI are offering the notes, as agents, to selected investors on a best efforts basis. We have registered the notes with the SEC in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States. The agents may solicit offers to purchase the notes from non-United States investors in reliance on available private placement exemptions. See the section entitled “Notices for Certain Non-United States Investors.”

Are the notes exchange-traded funds?

No. The notes are not part of an exchange-traded fund. The value of the notes will not rise or fall at the same rate, or in the same manner, as the Basket Level. We do not expect the notes to trade with the same volume or liquidity as certain exchange-traded funds.

How are the notes treated for United States federal income tax purposes?

Although the matter is not free from doubt, for United States federal income tax purposes, the notes should be treated as debt instruments that provide for contingent interest. As a result, the notes are considered to be issued with original issue discount, or “OID.” See “United States Federal Income Tax Summary—Tax Characterization of the Notes.”

You will be required to pay taxes on the notes over their term based upon a comparable yield for the notes, even though you will not receive any payments until maturity. We have determined this comparable yield in accordance with regulations issued by the United States Treasury Department, solely in order for you to determine the amount of taxes that you will owe each year as a result of your ownership of the notes. This comparable yield is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or whether the actual Supplemental Redemption Amount will exceed the Minimum Supplemental Redemption Amount. Based on current market conditions, we have determined that the current estimated comparable yield will equal 5.29% per annum, compounded annually. However, the estimated comparable yield may change between the date of this preliminary pricing supplement and the pricing date. The comparable yield determined on the pricing date will be set forth in the final pricing supplement.

Additionally, you generally will be required to recognize ordinary income on any gain realized on a sale, upon maturity, or upon another disposition of the notes. See the section entitled “United States Federal Income Tax Summary.”

If you are a Non-United States Holder, payments on the notes generally will not be subject to United States federal income or withholding tax, as long as you provide us with the required completed tax forms.

Will the notes be listed on an exchange?

Yes. We will apply to list the notes under the proposed symbol BOR.S on the American Stock Exchange LLC. However, there may be little or no secondary market for the notes.

Can the Reset Dates and the stated maturity date be postponed if a Market Disruption Event occurs?

Yes. If the calculation agent determines that, on any Reset Date, a Market Disruption Event (as defined below) has occurred or is continuing as to one or more Basket Indices, the determination of the closing level of the applicable Basket Index or Indices will be postponed until the first trading day (as defined below) on which no Market Disruption Event occurs or is continuing, but the delay will never be more than five business days. If any determination as to a Basket Index is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, the determination of its closing level will nevertheless be made on that date. If the closing level is not available on that last possible day, either because of a Market Disruption Event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the applicable Basket Index based on its assessment, made in its sole discretion, of the level of that Basket Index at that time. If the determination of the closing level of one or more Basket Indices is postponed due to a Market Disruption Event on the last scheduled Reset Date, the maturity date for the notes also will be postponed by the same number of business days. See the section entitled “Description of the Notes—Market Disruption.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,” including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, and dispose of the notes unless that plan or entity has determined that its purchase, holding, and disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination, or that a prohibited transaction class exemption (“PTCE”) exists.

Are there any risks associated with my investment?

Yes, an investment in the notes is subject to risk. Please refer to the section entitled “Risk Factors” in this pricing supplement and page S-3 of the attached prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic payments of interest on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Instead, the rate of return primarily is based on the future performance of the Basket Indices. We cannot assure you that the Basket Return will be positive. If the Basket Return is 5.00% or less, the Supplemental Redemption Amount to be paid at maturity will be the Minimum Supplemental Redemption Amount. Under such circumstances, you will receive only the principal amount and the Minimum Supplemental Redemption Amount at maturity. Any yield on your investment above the principal amount of your note may be less than the overall return you would earn if you purchased a conventional debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return is limited and may be less than a comparable investment directly in the Basket Indices or the stocks included in the Basket Indices. If the Basket Level declines during any Reference Period during the term of the notes, the Periodic Return for that Reference Period will be less than zero. The Basket Return is based on the compounded value of the Periodic Returns during the 20 Reference Periods. This has a cumulative negative effect as the number of negative Periodic Return values increases prior to the maturity date of the notes. The likelihood that you will receive only the principal amount and the Minimum Supplemental Redemption Amount increases as the number of negative Periodic Return values increases and as the decline of the Basket Level in any Reference Period increases. You may receive only the principal amount and the Minimum Supplemental Redemption Amount even if the Basket Level increases during one or more Reference Periods during the term of the notes or if the Basket Level as of the final scheduled Reset Date exceeds its level on the pricing date. In fact, if the Basket Level declines in any single Reference Period by a range of approximately 71% to 80% or more, you will receive only the Minimum Supplemental Redemption Amount, regardless of the amount of the increases in the Basket Level in other Reference Periods. In that case, at maturity, you would receive only the principal amount of the notes and the Minimum Supplemental Redemption Amount. See the section entitled “Description of the Notes—Payment at Maturity; Supplemental Redemption Amount.” In addition, due to the Return Cap, the return on your investment in the notes may not fully reflect any increase in the market values of the stocks included in the Basket Indices. Finally, a direct investment in the stocks included in the Basket Indices would allow you to receive the full benefit of any appreciation in the price of those shares, as well as in any dividends paid by or distributions made on those shares.

The trading market for the notes may be limited. There may be little or no secondary market for the notes. Although we intend to apply to list the notes on the American Stock Exchange LLC, it is not possible to predict how the notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not list the notes on any other securities exchange. The number of potential buyers of the notes in the secondary market may be limited. BAS currently intends to act as a market-maker for notes, but it is not required to do so. BAS may discontinue its market-making activities at any time.

To the extent that BAS engages in any market-making activities, it may bid for or offer notes. Any price at which BAS may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by BAS, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time BAS were to cease acting as a market-maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which the notes could be sold would likely be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes given a change in a specific factor, assuming all other conditions remain constant.

•	The Basket Indices. Because the total amount payable at maturity is tied to the Basket Level on the pricing date and on each of the Reset Dates, the market value of the notes at any time will depend on the closing levels of the Basket Indices. The Basket Level is primarily influenced by the operational results, creditworthiness, and dividend rates, if any, of the companies represented by the component stocks of the Basket Indices, and by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which these stocks are traded, and the market segments of which these companies are a part. The policies of Dow Jones, S&P®, STOXX, and NKS (collectively, the “Index Sponsors”) concerning additions, deletions, and substitutions of the stocks underlying the Basket Indices and the manner in which the Index Sponsors take account of certain changes affecting these stocks may affect the Basket Level. The policies of the Index Sponsors with respect to the calculation of the Basket Indices also could affect the Basket Level. One or more of the Index Sponsors may discontinue or suspend the calculation or dissemination of the Basket Indices. Any of these actions could affect the value of the notes. See the section entitled “The Basket Indices.” It is impossible to predict whether the Basket Level will rise or fall.

•	Impact of the Basket Indices on the Value of the Notes. We anticipate that the market value of the notes, if any, will depend substantially on the Basket Level as of each Reset Date. Even if the Basket Level increases after the pricing date, if you are able to sell your notes before the maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the Basket Level will continue to fluctuate until the Index Return is determined. If you choose to sell your notes when the Basket Level is less than, or not sufficiently above, its closing level as of the pricing date, you may receive less than the principal amount of your notes. Because your return is calculated based upon the Periodic Returns for each Reference Period, an increase in the Basket Level in one or more Reference Periods may be offset by a decrease in its level in one or more other Reference Periods.

•	Volatility of the Basket Indices. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the Basket Level may affect the market value of the notes. The volatility of the Basket Indices during the term of the notes may vary. The generally unsettled international environment and related uncertainties may result in greater market volatility. This volatility may increase the risk that the Basket Return will be zero or negative, thus negatively affecting the market value of the notes and your yield.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, Europe, and Japan, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect the stock markets generally, may affect the Basket Level and the value of the notes.

•	Interest Rates. We expect that changes in interest rates will affect the trading value of the notes. In general, if United States interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if United States interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates also may affect the United States economy, and, in turn, the Basket Level.

•	Dividend Yields. In general, if dividend yields on the stocks included in the Basket Indices increase, we anticipate that the market value of the notes will decrease and, conversely, if dividend yields on these stocks decrease, we anticipate that the market value of the notes will increase.

•	Volatility of Exchange Rates. The U.S. dollar/euro and U.S. dollar/Japanese yen exchange rates are the spot foreign currency exchange rates that reflect the relative value of the U.S. dollar and these other currencies. These rates represent the amount of U.S. dollars that can be exchanged, on a spot basis, for one unit of each of these currencies. These exchange rates increase when the U.S. dollar decreases in value relative to the applicable currency and decrease when the U.S. dollar increases in value relative to that currency. Changes in the volatility of these exchange rates could have a negative impact on the market value of the notes.

•	Relationship Between Exchange Rates and the Basket Indices. The correlation between the U.S. dollar/euro exchange rate and the Dow Jones EURO STOXX 50® Index reflects the extent to which a percentage change in the U.S. dollar/euro exchange rate corresponds to a percentage change in the Dow Jones EURO STOXX 50® Index. The correlation between the U.S. dollar/Japanese yen exchange rate and the Nikkei 225 Index reflects the extent to which a percentage change in the U.S. dollar/Japanese yen exchange rate corresponds to a percentage change in the Nikkei 225 Index. Changes in these correlations may have a negative impact on the value of the notes.

•	Time to Maturity. As the time remaining to maturity of the notes decreases, the “time premium” associated with the notes may decrease. We anticipate that before their maturity, the notes may have a market value above that which would be expected based on the level of interest rates and the Basket Indices. This difference will reflect a “time premium” due to expectations concerning the Basket Level during the period before the maturity date of the notes. However, as the time remaining to the maturity of the notes decreases, we expect that this time premium may decrease, lowering the trading value of the notes.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of the notes of a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in the term of the notes.

Changes in the level of one or more of the Basket Indices may be offset by changes in the level of the other Basket Indices. A change in the level of one Basket Index may not correlate with changes in the other Basket Indices. The level of one ore more Basket Indices may increase, while the level the other Basket Indices may not increase as much, or may even decline in value. Therefore, in calculating the Basket Level as of any time, particularly as of the valuation date, increases in the level of one or more Basket Indices may be moderated, or wholly offset, by lesser increases or declines in the level the other Basket Indices.

Your investment in the notes is subject to risks resulting from investing in foreign markets. Your return on the notes depends to a significant extent upon the Dow Jones EURO STOXX 50® Index, which is an index based on the stocks of European issuers, and the Nikkei 225 Index, which is an index based on the stocks of Japanese issuers. As a result, an investment in the notes involves considerations that may not be associated with a security linked to indices based solely on the stocks of United States issuers. The considerations relate to European and Japanese market factors generally, and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions, and different and, in some cases, more adverse, economic environments.

Your return will not be adjusted for changes in currency exchange rates. Although the stocks included in the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index are traded principally in foreign currencies, the notes are denominated in U.S. dollars. The amount payable on the notes at maturity will not be adjusted as a result of changes in the U.S. dollar/euro and U.S. dollar/Japanese yen exchange rates with respect to the U.S. dollar. Any amount in addition to the principal amount of each note payable to you at maturity is based solely upon the Basket Level. Changes in one or both of these exchange rates may reflect changes in the European and Japanese economies, which in turn may affect the value of the applicable Basket Index and the notes.

Changes in our credit ratings are expected to affect the value of the notes. Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings prior to the maturity date of the notes may affect the notes’ trading value. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the percentage increase in the Basket Level during each of the 20 Reference Periods, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Hedging activities may affect the Supplemental Redemption Amount and the market value of the notes. Hedging activities we or one or more of our affiliates, including the agents, may engage in may affect the Basket Level and, accordingly, increase or decrease the market value of the notes prior to maturity and the Supplemental Redemption Amount you would receive at maturity. In addition, we or one or more of our affiliates, including the agents, may purchase or otherwise acquire a long or short position in the notes. We or one of our affiliates, including the agents, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the Basket Level, we cannot assure you that these activities will not affect that level and the market value of the notes prior to maturity or the Supplemental Redemption Amount payable at maturity.

You have no shareholder rights, no rights to receive any of the stocks included in any of the Basket Indices, and you are not entitled to dividends or other distributions by the issuers of these stocks. The notes are our debt securities. They are not equity instruments or shares of stock. Investing in the notes will not make you a holder of any of the stocks included in the Basket Indices. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those stocks. As a result, the return on your notes may not reflect the return you would realize if you actually owned the stocks included in the Basket Indices and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive delivery of any of those stocks.

We are not affiliated with any Basket Index company and are not responsible for any disclosure made by any Basket Index company. While we currently, or in the future, may engage in business with companies represented by the constituent stocks of the Basket Indices, neither we nor any of our affiliates, including the selling agents, assume any responsibility for the adequacy or accuracy of any publicly available information about any of the companies represented by the constituent stocks of each of the Basket Indices or the calculation of the Basket Indices. You should make your own investigation into the Basket Indices and the companies represented by their constituent stocks. See the section entitled “The Basket Indices” below for additional information about the Basket Indices.

None of the Index Sponsors, their affiliates, nor any other Basket Index company is involved in this offering of the notes or has any obligation of any sort with respect to the notes. As a result, none of those companies has any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of the notes.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including the agents, may engage in trading activities related to the Basket Indices that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the stocks included in the Basket Indices or futures or options contracts on the Basket Indices for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. In addition, we expect to enter into an arrangement with one or more of our affiliates to hedge the market risks associated with our obligation to pay the amounts due under the notes. Our affiliates expect to make a profit in connection with this arrangement. We do not intend to seek competitive bids for this arrangement from unaffiliated parties.

We or our affiliates may enter into these transactions on or prior to the pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase the Starting Level. If this occurs, you would be less likely to receive a Supplemental Redemption Amount that is greater than the Minimum Supplemental Redemption Amount.

In addition, from time to time during the term of the notes and in connection with the determination of the Periodic Return, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of the notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Basket Level, could be adverse to your interests as a beneficial owner of the notes.

Our business activities relating to the S&P 500® Index companies may create conflicts of interest with you. We and our affiliates, including the agents, at present or in the future, may engage in business with the companies included in the Basket Indices, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Secondary market prices of the notes may be affected adversely by the inclusion in the original issuance price of the notes of the agents’ commissions and costs of hedging our obligations under the notes. Assuming no change in market conditions or any other relevant factors, the market price, if any, at which a party will be willing to purchase notes in secondary market transactions likely will be lower than the original issue price. This is because the original issue price included, and secondary market prices are likely to exclude, commissions paid for the notes and the potential profit included in the cost of hedging our obligations under the notes. The price of hedging our obligations was determined by our affiliates with the intention of realizing a profit. However, because hedging our obligations entails risks and may be influenced by market forces beyond our control or our affiliates’ control, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

There may be potential conflicts of interest between you and the calculation agent. We have the right to appoint and remove a calculation agent. The determination of the Supplemental Redemption Amount is a complex process involving a large number of related calculations, some of which may require the exercise of judgment. Our subsidiary, BAS, is the calculation agent for the notes and, as such, determines each Starting Level and Ending Level and calculates the Supplemental Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between BAS’s status as our subsidiary and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of any of the Basket Indices is discontinued. See the sections entitled “Description of the Notes—Market Disruption” and “—Discontinuance of the Basket Indices; Alteration of Method of Calculation.”

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates will use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of medium-term notes entitled “Medium-Term Notes, Series K” issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.

The aggregate principal amount of the notes is $            . The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000. The notes will mature on November 23, 2011, but under limited circumstances, which we describe below, the maturity date may be postponed. See the section entitled “Description of the Notes—Market Disruption.”

We will not pay interest on the notes.

Prior to maturity, the notes are not redeemable by us or repayable at your option. The notes are not subject to any sinking fund. Upon the occurrence of an event of default (as defined in the Senior Indenture), holders of the notes may accelerate the maturity of the notes, as described under “Description of Debt Securities—Defaults and Rights of Acceleration” in the prospectus. Upon an event of default, you will be entitled to receive only your principal amount, and you will not be entitled to payment of any Supplemental Redemption Amount.

The notes will be issued in book-entry form only. The CUSIP number for the notes is 06050 MGJ0.

Payment at Maturity; Supplemental Redemption Amount

At maturity, you will be paid the principal amount of the notes and the Supplemental Redemption Amount, which will not be less than the Minimum Supplemental Redemption Amount.

We expect to price the notes on November 17, 2006, or the “pricing date.” The “Initial Basket Level” will be 1,000. Each Basket Index will represent a percentage of the Initial Basket Level on the pricing date. For each Basket Index, we will set the applicable Index Weight and Index Ratio on the pricing date. We will set the Index Ratio for each Basket Index by (a) multiplying 1,000 by the Index Weight for that Basket Index that is set forth in the table below and (b) dividing that product by the closing level of that Basket Index on the pricing date. The result will be rounded to the nearest one hundred-thousandth.

The following table illustrates the Basket Indices and Index Ratios, as weighted below based on the closing level of each Basket Index on the pricing date, to achieve a Basket Level of 1,000 on that date.

Basket Index	Initial Index Weight	Initial Index Level	Index Ratio
Dow Jones Industrial AverageSM	63.00%
Standard and Poor’s MidCap 400 Index	10.00%
Standard and Poor’s SmallCap 600 Index	7.00%
Dow Jones EURO STOXX 50® Index	10.00%
Nikkei 225 Index	10.00%

The calculation agent will determine the Supplemental Redemption Amount by reference to the Periodic Returns of the Basket Indices during the 20 Reference Periods, as described in the “Summary” section above. On each Reset Date, the calculation agent will determine the “Periodic Return” of the Basket for the Reference Period then ended by applying the following formula:

(	Ending Level - Starting Level	)
Starting Level

The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

The calculation agent will determine the applicable Starting Level and Ending Level for each Reference Period.

Except for the payment of the principal amount and the Minimum Supplemental Redemption Amount at maturity, you will be exposed to unlimited declines in the Periodic Return for any Reference Period. However, you will benefit from increases in the Periodic Return of the Basket Indices, but only up to the Return Cap, which we will set on the pricing date. For any Reference Period in which the Periodic Return is greater than the Return Cap, the Periodic Return for that Reference Period will be deemed to be the Return Cap, and for that Reference Period you will receive only the benefit of the increase in value up to the Return Cap.

After the close of the market on the last Reset Date, the calculation agent will determine the Supplemental Redemption Amount, which will not be less than the Minimum Supplemental Redemption Amount payable to you at maturity based on the following formula:

Principal Amount × Basket Return

The “Basket Return” is the compounded value of the 20 Periodic Returns computed in the following manner:

[The product of (1.00 + the Periodic Return) for each Reference Period] - 1.00

The Basket Return will be rounded to the nearest ten-thousandth and then expressed as a percentage.

The notes are principal protected. You are entitled to receive the Minimum Supplemental Redemption Amount. As a result, if the calculation of the Supplemental Redemption Amount results in an amount that is less than the Minimum Supplemental Redemption Amount, or if it results in a negative number because the Basket Level declines, you will receive only your principal amount and the Minimum Supplemental Redemption Amount at maturity.

Market Disruption

Each of the following will be a “Market Disruption Event” if, in the sole opinion of the calculation agent, that event materially affects any of the Basket Indices:

•	the suspension, material limitation, or absence of the trading of a material number of stocks included in any of the Basket Indices;

•	the suspension or material limitation of the trading of stocks on one or more stock exchanges on which stocks included in any of the Basket Indices are quoted;

•	a breakdown or failure in the price and trade reporting systems of the respective primary markets on which the stocks included in any of the Basket Indices are quoted, as a result of which the reported trading prices for the affected stocks, during the last one-half hour before the close of trading in that market, are materially inaccurate; or

•	the suspension or material limitation of the trading of (a) options or futures relating to any of the Basket Indices on any options or futures exchanges or (b) options or futures generally.

For the purpose of determining whether a Market Disruption Event has occurred:

•	a limitation on the number of hours or days of trading will not be a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a limitation on trading imposed by reason of the movements in price exceeding the levels permitted by any relevant exchange will be a Market Disruption Event;

•	a decision to permanently discontinue trading in the relevant futures or options contracts will not constitute a Market Disruption Event; and

•	an absence of trading on an exchange or quotation system will not include any time when that exchange or quotation system is closed for trading under ordinary circumstances.

If the calculation agent determines that, on any Reset Date, a Market Disruption Event has occurred or is continuing as to one or more Basket Indices, the determination of the closing level of the applicable Basket Index or Indices will be postponed until the first trading day on which no Market Disruption Event occurs or is continuing, but the delay will never be more than five business days. If any determination as to a Basket Index is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, the determination of its closing level will nevertheless be made on that date. If the closing level is not available on that last possible day, either because of a Market Disruption Event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the applicable Basket Index based on its assessment, made in its sole discretion, of the level of that

Basket Index at that time. If the determination of the closing level of one or more Basket Indices is postponed due to a Market Disruption Event on the last scheduled Reset Date, the maturity date for the notes also will be postponed by the same number of business days.

When we refer to a “business day,” we mean a day that is a business day of the kind described in the accompanying prospectus supplement. In this pricing supplement, as to any Basket Index, the term “trading day” means any day, as determined by the calculation agent, on which the principal securities market (or markets) on which the constituent stocks of that Basket Index are open for trading.

Discontinuance of the Basket Indices; Alteration of Method of Calculation

If the publication of any of the Basket Indices is discontinued and a successor or substitute index is published that the calculation agent determines, in its sole discretion, is comparable to the discontinued Basket Index (the new index being referred to as a “Successor Index”), then the relevant closing levels of the applicable Basket Index will be determined by reference to the closing level of the Successor Index.

If the calculation agent selects a Successor Index for a Basket Index, the calculation agent immediately will notify us and the trustee of the Senior Indenture, and that trustee will provide written notice of a change to you within three business days of selection.

If the publication of a Basket Index or a Successor Index is discontinued, and the calculation agent determines that no Successor Index is available, then the calculation agent will notify us and the trustee of the Senior Indenture and will calculate the appropriate closing levels. These calculations by the calculation agent will be in accordance with the formula for and method of calculating the applicable Basket Index last in effect prior to that discontinuance. If a Successor Index is selected or the calculation agent calculates a level as a substitute for the applicable Basket Index, that Successor Index or level will be substituted for that Basket Index for all purposes, and the calculation agent will make one or more adjustments to the applicable Index Ratio as it determines to be necessary.

If at any time the method of calculating a Basket Index or a Successor Index, or the level of that index, is changed in a material respect, or if a Basket Index or a Successor Index in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the level of that Basket Index or the Successor Index had those changes or modifications not been made, then, from and after that time, the calculation agent will notify us and the trustee of the Senior Indenture. The calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the applicable Basket Index or the Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing levels with reference to that Basket Index or the Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or a Successor Index is modified so that its level is a fraction of what it would have been if it had not been modified (e.g., due to a split in an index), then the calculation agent will adjust the index in order to arrive at a level of the Basket Index or the Successor Index as if it had not been modified (e.g., as if the split had not occurred).

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes, including determinations regarding the Basket Return, the Periodic Return, the Supplemental Redemption Amount, Market Disruption Events, Successor Indices, and business days. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We have initially appointed our affiliate, BAS, as the calculation agent, but we may change the calculation agent at any time without notifying you.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will make payments of the principal amount and the Supplemental Redemption Amount in immediately available funds so long as the notes are maintained in book-entry form.

Listing

We will apply to list the notes under the proposed symbol BOR.S on the American Stock Exchange LLC.

THE BASKET INDICES

We have obtained all information regarding the Basket Indices contained in this pricing supplement, including their make-up, method of calculation, and changes in their components, from publicly-available information. That information reflects the policies of, and is subject to change by, the Index Sponsors. The Index Sponsors have no obligation to continue to publish, and may discontinue publication of, the Basket Indices. The consequences of the Index Sponsors discontinuing publication of the Basket Indices are described in the section entitled “Description of the Notes--Discontinuance of the Basket Indices; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the Basket Indices.

The Dow Jones Industrial Average

We have obtained all information regarding the DJIASM contained in this pricing supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the DJIASM. The consequences of Dow Jones’ discontinuing publication of the DJIASM are described in the section entitled “Description of the Notes-Discontinuance of DJIASM; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the DJIASM.

The DJIASM is widely used as an indicator of the pattern of the price movement of U.S. equities. The calculation of the level of the DJIASM, discussed below in further detail, is a price-weighted average of the stocks of 30 blue-chip companies that are generally the leaders in their industry. As of October 26, 2006, the component companies of the DJIASM were as follows:

3M Company	The Home Depot, Inc.

Alcoa Inc.	Honeywell International Inc.

Altria Group, Inc.	Intel Corporation

American Express Company	International Business Machines Corporation

American International Group, Inc.	Johnson & Johnson

AT&T Inc.	J.P. Morgan Chase & Co.

The Boeing Company	McDonald’s Corporation

Caterpillar Inc.	Merck & Co., Inc.

Citigroup Inc.	Microsoft Corporation

The Coca-Cola Company	Pfizer Inc.

E.I. DuPont de Nemours and Company	The Procter & Gamble Company

Exxon Mobil Corporation	United Technologies Corporation

General Electric Company	Verizon Communications Inc.

General Motors Corporation	Wal-Mart Stores, Inc.

Hewlett-Packard Company	The Walt Disney Company

As of October 26, 2006, 28 of the DJIASM component companies were traded on the New York Stock Exchange, and the other two companies were traded on The Nasdaq Stock Market.

The composition of the DJIASM is not limited to traditionally defined industrial stocks. Instead, the companies are chosen from sectors of the economy most representative of the country’s economic health. The index serves as a measure of the entire United States market, covering such diverse industries as financial services, technology, retail, entertainment, and consumer goods. The editors of The Wall Street Journal maintain and review the index and from time to time, in their sole discretion, may add companies to, or delete companies from, the DJIASM to achieve the objectives stated above. Composition changes are rare, however, and generally occur only after events such as corporate acquisitions or other dramatic shifts in a component’s core business. When such an event causes one component to be replaced, the entire index is reviewed, and therefore, multiple component changes are often implemented simultaneously. A stock typically is added if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors, and accurately represents the sector(s) covered by the index.

The DJIASM is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The divisor used to calculate the price-weighted average of the DJIASM is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the DJIASM, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the amounts payable on the notes at maturity.

Neither we nor any of our affiliates, including BAI and BAS, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the DJIASM or any successor to the DJIASM. Dow Jones does not guarantee the accuracy or the completeness of the DJIASM or any data included in the DJIASM. Dow Jones assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the DJIASM. Dow Jones disclaims all responsibility for any errors or omissions in the calculation and dissemination of the DJIASM or the manner in which the DJIASM is applied in determining the amount payable at maturity.

Historical Closing Levels of the DJIASM

Since its inception, the DJIASM has experienced significant fluctuations. Any historical upward or downward trend in the level of the DJIASM during any period shown below is not an indication that the level of the DJIASM is more or less likely to increase or decrease at any time during the term of the notes. The historical DJIASM levels do not give an indication of future performance of the DJIASM. We cannot assure you that the future performance of the DJIASM or the constituent stocks of the DJIASM will result in holders of the notes receiving an amount greater than the outstanding face amount of the notes on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the DJIASM since 2002. The closing levels listed in the table below were obtained from the Bloomberg® service under the symbol “^DJI,” without independent verification.

DJIASM Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	10,635.25	9,618.24	10,403.94
Second Quarter	10,381.73	9,120.11	9,243.26
Third Quarter	9,379.50	7,591.93	7,591.93
Fourth Quarter	8,931.68	7,286.27	8,332.85

2003
First Quarter	8,842.62	7,524.06	7,992.13
Second Quarter	9,323.02	8,069.86	8,985.44
Third Quarter	9,659.13	9,036.04	9,275.06
Fourth Quarter	10,450.00	9,469.20	10,425.04

2004
First Quarter	10,737.70	10,048.23	10,357.70
Second Quarter	10,570.81	9,906.91	10,435.48
Third Quarter	10,342.79	9,814.59	10,080.27
Fourth Quarter	10,854.54	9,749.99	10,800.30

2005
First Quarter	10,940.55	10,368.61	10,503.76
Second Quarter	10,623.07	10,012.36	10,274.97
Third Quarter	10,705.55	10,270.68	10,568.70
Fourth Quarter	10,931.62	10,215.22	10,717.50

2006
First Quarter	11,317.43	10,667.39	11,150.70
Second Quarter	11,642.65	10,706.14	11,150.22
Third Quarter	11,718.45	10,739.35	11,679.07
Fourth Quarter (through October 26th)	12,163.66	11,670.35	12,163.66

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the DJIASM. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the DJIASM exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by Dow Jones (including the DJIASM) in connection with certain securities, including the notes.

The license agreement between us and Dow Jones requires that the following language be stated in this pricing supplement:

The notes are not sponsored, endorsed, sold, or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones’ only relationship to us is the licensing of certain trademarks, trade names, and service marks of Dow Jones and of the DJIASM, which is determined, composed, and calculated by Dow Jones without regard to us or the notes. Dow Jones has no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing, or calculating the DJIASM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the Supplemental Redemption Amount. Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIASM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIASM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIASM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OR ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND US.

S&P MidCap 400 Index

We have obtained all information regarding the S&P 400 MidCap Index contained in this pricing supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P®. S&P® has no obligation to continue to publish, and may discontinue publication of, the S&P 400 MidCap Index. The consequences of S&P® discontinuing publication of the S&P 400 MidCap Index are described in the section entitled “Description of the Notes—Discontinuance of the Basket Indices; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 400 MidCap Index.

S&P® publishes the S&P MidCap 400 Index. The S&P MidCap 400 Index is intended to provide a benchmark for performance measurement of the medium capitalization segment of the United States equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4.5 billion. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative market value of the common stocks of 400 companies (the “Component Stocks”) as of a particular time as compared to the market value of the common stocks of 400 similar companies on the base date of June 28, 1991. S&P® chooses companies for inclusion in the S&P MidCap 400 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the United States equity market. S&P® may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap 400 Index to achieve the objectives stated above. Relevant criteria employed by S&P® include U.S. company status, a market cap range between $1 billion and $4.5 billion, financial viability, adequate liability and reasonable price, a public float of at least 50%, sector representation, and status as an operating company.

As of September 30, 2006, the Component Stocks had an aggregate market capitalization of approximately $1,078.38 billion. As of September 29, 2006, 282 companies or 70.5% of the S&P MidCap 400 Index companies traded on the New York Stock Exchange, 117 companies or 29.25% of the S&P MidCap 400 Index companies traded on The Nasdaq Stock Market, and one company or 0.25% of the S&P MidCap 400 Index companies traded on the American Stock Exchange LLC. As of September 29, 2006, ten main groups of companies comprise the S&P MidCap 400 Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (77), Consumer Staples (11), Energy (22), Financials (62), Health Care (38), Industrials (63), Information Technology (71), Materials (25), Telecommunications Services (2), and Utilities (29).

Computation of the S&P MidCap 400 Index

The S&P MidCap 400 Index is calculated using a base-weighted aggregate methodology: the level of the index reflects the total market value of all 400 Component Stocks relative to the base date of June 28, 1991. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the Component Stocks on the base date of June 28, 1991 has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap 400 Index is computed by dividing the total market value of the Component Stocks by the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap 400 Index, it serves as a link to the original base period value of the index. The index divisor keeps the index comparable over time and is the manipulation point for all adjustments to the S&P MidCap 400 Index, which is index maintenance. Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

In March 2005, S&P® began shifting the S&P MidCap 400 Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P MidCap 400 Index to full float adjustment on September 16, 2005. S&P®’s criteria for selecting stocks for the S&P MidCap 400 Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P MidCap 400 Index.

Under float adjustment, the share counts used in calculating the S&P MidCap 400 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P® defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•	holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P® calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

Index Maintenance

S&P MidCap 400 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400 Index, and do not require index divisor adjustments.

To prevent the level of the S&P MidCap 400 Index from changing due to corporate actions, corporate actions which affect the total market value of the S&P MidCap 400 Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the S&P MidCap 400 Index remains constant and does not reflect the corporate actions of individual companies in the S&P MidCap 400 Index. Index divisor adjustments are made after the close of trading and after the calculation of the S&P MidCap 400 Index closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two days prior.

Changes in IWFs of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually, in September, when IWFs are reviewed.

Historical Closing Levels of the S&P MidCap 400 Index

Since its inception, the S&P MidCap 400 Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the S&P MidCap 400 Index during any period shown below is not an indication that the level of the S&P MidCap 400 Index is more or less likely to increase or decrease at any time during the term of the notes. The historical S&P MidCap 400 Index levels do not give an indication of future performance of the S&P MidCap 400 Index. We cannot assure you that the future performance of the S&P MidCap 400 Index or the constituent stocks of the S&P® Index will result in you receiving an amount greater than the outstanding face amount on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the S&P MidCap 400 Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “MID,” without independent verification.

S&P MidCap 400 Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	542.72	485.05	541.10
Second Quarter	550.38	479.75	489.52
Third Quarter	478.57	395.44	407.38
Fourth Quarter	450.68	372.88	427.50

	HIGH	LOW	CLOSE
2003
First Quarter	446.63	385.18	409.47
Second Quarter	491.64	411.36	480.21
Third Quarter	532.03	481.07	510.42
Fourth Quarter	579.47	521.39	579.47

2004
First Quarter	615.92	575.91	603.56
Second Quarter	616.70	561.57	607.69
Third Quarter	600.09	549.51	593.20
Fourth Quarter	664.50	583.00	664.50

2005
First Quarter	682.42	629.91	658.87
Second Quarter	693.28	627.38	684.94
Third Quarter	725.02	689.88	716.33
Fourth Quarter	749.61	672.12	738.05

2006
First Quarter	792.11	749.02	792.11
Second Quarter	817.95	716.62	764.87
Third Quarter	770.44	712.86	754.25
Fourth Quarter (through October 26th)	796.53	748.13	796.53

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the S&P MidCap 400 Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the S&P MidCap 400 Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with S&P® providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by S&P® (including the S&P MidCap 400 Index) in connection with certain securities, including the notes.

The license agreement between us and S&P® requires that the following language be stated in this pricing supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P®’s only relationship to us is the licensing of certain trademarks and trade names of S&P® and of the S&P MidCap 400 Index, which is determined, composed, and calculated by S&P® without regard to us or the notes. S&P® has no obligation to take our needs or the needs of the owners of the notes into consideration in determining, composing, or calculating the S&P MidCap 400 Index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued, or in the determination or calculation of the Supplemental Redemption Amount. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the notes.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN AND S&P® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P SmallCap 600 Index

We have obtained all information regarding the S&P 600 SmallCap Index contained in this pricing supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P®. S&P® has no obligation to continue to publish, and may discontinue publication of, the S&P 600 SmallCap Index. The consequences of S&P® discontinuing publication of the S&P 600 SmallCap Index are described in the section entitled “Description of the Notes—Discontinuance of the Basket Components; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 600 SmallCap Index.

S&P® publishes the S&P SmallCap 600 Index. The S&P SmallCap 600 Index is intended to provide a benchmark for performance measurement of the small capitalization segment of the United States equity markets. It tracks the stock price movement of 600 companies with small market capitalizations, primarily ranging from $300 million to $1.5 billion. The calculation of the value of the S&P SmallCap 600 Index (discussed below in further detail) is based on the relative market value of the common stocks of 600 companies (the “Component Stocks”) as of a particular time as compared to the market value of the common stocks of 600 similar companies on the base date of December 31, 1993. S&P® chooses companies for inclusion in the S&P SmallCap 600 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the small capitalization segment of the United States equity market. S&P® may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P SmallCap 600 Index to achieve the objectives stated above. Relevant criteria employed by S&P® include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held, and the market value and trading activity of the common stock of that company.

As of September 30, 2006, the Component Stocks had an aggregate market capitalization of approximately $548.09 billion. As of September 29, 2006, 301 companies or 50.2% of the S&P SmallCap 600 Index companies traded on the New York Stock Exchange, 293 companies or 48.8% of the S&P SmallCap 600 Index companies traded on The Nasdaq Stock Market, and five companies or 0.8% of the S&P SmallCap 600 Index companies traded on the American Stock Exchange LLC. As of September 29, 2006, ten main groups of companies comprise the S&P SmallCap 600 Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (108), Consumer Staples (24), Energy (27), Financials (85), Health Care (73), Industrials (98), Information Technology (124), Materials (38), Telecommunications Services (2), and Utilities (21).

Computation of the S&P SmallCap 600 Index

The S&P SmallCap 600 Index is calculated using a base-weighted aggregate methodology: the level of the index reflects the total market value of all 600 Component Stocks relative to the base date of December 31, 1993. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the Component Stocks on the base date of December 31, 1993 has been set equal to an indexed value of 100. This is often indicated by the notation December 31, 1993=100. In practice, the daily calculation of the S&P SmallCap 600 Index is computed by dividing the total market value of the Component Stocks by the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P SmallCap 600 Index, it serves as a link to the original base period value of the index. The index divisor keeps the index comparable over time and is the manipulation point for all adjustments to the S&P SmallCap 600 Index, which is index maintenance. Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. See the section entitled “The Basket Components—S&P MidCap 400 Index Maintenance” for a discussion that also is applicable to the S&P SmallCap 600 Index.

In March 2005, S&P® began shifting the S&P SmallCap 600 Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P SmallCap 600 Index to full float adjustment on September 16, 2005. S&P®’s criteria for selecting stocks for the S&P SmallCap 600 Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P SmallCap 600 Index.

Under float adjustment, the share counts used in calculating the S&P SmallCap 600 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares. For additional information regarding float adjustment, see the section entitled “The Basket Components—S&P MidCap 400 Index—Computation of the S&P MidCap 400 Index,” which contains a discussion of float adjustment which is also applicable to the S&P SmallCap 600 Index.

Historical Closing Levels of the S&P SmallCap 600 Index

Since its inception, the S&P SmallCap 600 Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the S&P SmallCap 600 Index during any period shown below is not an indication that the level of the S&P SmallCap 600 Index is more or less likely to increase or decrease at any time during the term of the notes. The historical S&P SmallCap 600 Index levels do not give an indication of future performance of the S&P SmallCap 600 Index. We cannot assure you that the future performance of the S&P SmallCap 600 Index or the constituent stocks of the S&P® Index will result in you receiving an amount greater than the outstanding face amount on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the S&P SmallCap 600 Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “SML,” without independent verification.

S&P SmallCap 600 Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	248.30	222.00	247.92
Second Quarter	257.81	225.84	231.33
Third Quarter	225.62	181.68	187.86
Fourth Quarter	206.50	170.73	196.04

2003
First Quarter	203.17	173.60	184.78
Second Quarter	224.50	186.46	220.98
Third Quarter	250.64	221.55	236.10
Fourth Quarter	274.85	242.10	274.85

	HIGH	LOW	CLOSE
2004
First Quarter	290.05	270.42	286.66
Second Quarter	296.35	265.10	296.35
Third Quarter	293.22	263.47	291.60
Fourth Quarter	329.58	286.80	329.01

2005
First Quarter	336.51	309.74	321.26
Second Quarter	336.31	301.06	333.10
Third Quarter	357.86	334.97	350.20
Fourth Quarter	361.46	326.84	350.67

2006
First Quarter	394.83	356.02	394.83
Second Quarter	404.89	352.77	375.97
Third Quarter	378.83	348.69	371.78
Fourth Quarter (through October 26th)	395.42	367.99	395.42

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the S&P SmallCap 600 Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the S&P SmallCap 600 Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with S&P® providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by S&P® (including the S&P SmallCap 600 Index) in connection with certain securities, including the notes.

The license agreement between us and S&P® requires that the following language be stated in this pricing supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P SmallCap 600 Index to track general stock market performance. S&P®’s only relationship to us is the licensing of certain trademarks and trade names of S&P® and of the S&P SmallCap 600 Index, which is determined, composed, and calculated by S&P® without regard to us or the notes. S&P® has no obligation to take our needs or the needs of the owners of the notes into consideration in determining, composing, or calculating the S&P SmallCap 600 Index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued, or in the determination or calculation of the Supplemental Redemption Amount. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the notes.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN AND S&P® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P SMALLCAP 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Dow Jones EURO STOXX 50® Index

The Dow Jones EURO STOXX 50® Index was created by STOXX, a joint venture between Deutsche Boerse AG, Dow Jones, and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began in February 1998, based on an initial Dow Jones EURO STOXX 50® Index level of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX website, http://www.stoxx.com/index.html, and the Dow Jones website, www.djindexes.com.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX 50® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all of the market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and market sector weightings of the securities currently included in the Dow Jones EURO STOXX 50® Index as of September 30, 2006:

Country Weightings		Industrial Sector Weightings
France	34.4%	Banks	26.7%
Germany	23.0%	Insurance	13.0%
Spain	13.9%	Utilities	11.2%
Netherlands	13.0%	Oil & Gas	9.9%
Italy	11.6%	Telecommunications	7.7%
Finland	3.2%	Technology	5.6%
Ireland	1.0%	Chemicals	4.1%
		Personal & Household Goods	3.8%
		Health Care	3.6%
		Food & Beverage	3.0%
		Industrial Goods & Services	2.9%
		Automobiles & Parts	2.8%
		Retail	2.2%
		Construction & Materials	1.8%
		Media	1.6%

A current list of the issuers of the component stocks in the Dow Jones EURO STOXX 50® Index, as of September 30, 2006, is set forth below:

Issuer of Component Stock	Country	Adjusted Weight in Index	Industry Sector
Total S.A.	France	5.83	Oil & Gas
Banco Santander Central Hispano SA	Spain	3.90	Banks
BNP Paribas	France	3.73	Banks

Issuer of Component Stock	Country	Adjusted Weight in Index	Industry Sector
Sanofi-Aventis	France	3.63	Health Care
ING Groep N.V.	The Netherlands	3.63	Insurance
UniCredito Italiano S.p.A.	Italy	3.41	Banks
E.ON AG	Germany	3.24	Utilities
Nokia Corporation	Finland	3.21	Technology
Banco Bilbao Vizcaya Argentaria, S.A.	Spain	3.10	Banks
Telefónica, S.A.	Spain	2.96	Telecommunications
Eni S.p.A	Italy	2.88	Oil & Gas
Siemens AG	Germany	2.88	Industrial Goods & Services
Allianz AG	Germany	2.77	Insurance
Société Générale Group	France	2.73	Banks
AXA SA	France	2.60	Insurance
Deutsche Bank AG	Germany	2.47	Banks
ABN AMRO Holding N.V.	The Netherlands	2.20	Banks
Fortis	The Netherlands	2.08	Banks
SUEZ	France	2.03	Utilities
Deutsche Telekom AG	Germany	1.91	Telecommunications
DaimlerChrysler AG	Germany	1.87	Automobiles & Parts
SAP AG	Germany	1.72	Technology
RWE AG	Germany	1.71	Utilities
Unilever N.V.	The Netherlands	1.66	Food & Beverage
Royal Philips Electronics	The Netherlands	1.65	Personal & Household Goods
Vivendi Universal	France	1.64	Media
Assicurazioni Generali S.p.A.	Italy	1.63	Insurance
France Telecom	France	1.59	Telecommunications
BASF AG	Germany	1.59	Chemicals
Bayer AG	Germany	1.54	Chemicals
Carrefour SA	France	1.53	Retail
Enel S.p.A.	Italy	1.51	Utilities
Iberdrola, S.A.	Spain	1.43	Utilities
Groupe Danone	France	1.34	Food & Beverage
Endesa, S.A.	Spain	1.33	Utilities
Munich Re Group	Germany	1.30	Insurance
Telecom Italia S.p.A.	Italy	1.23	Telecommunications
Repsol YPF, S.A.	Spain	1.22	Oil & Gas
Crédit Agricole S.A.	France	1.18	Banks
L’Oreal S.A.	France	1.10	Personal & Household Goods
Aegon N.V.	The Netherlands	1.07	Insurance

Issuer of Component Stock	Country	Adjusted Weight in Index	Industry Sector
LVMH Moet Hennessy Louis Vuitton S.A.	France	1.04	Personal & Household Goods
Compagnie de Saint-Gobain	France	1.00	Construction & Materials
Air Liquide	France	0.97	Chemicals
Allied Irish Banks, p.l.c.	Ireland	0.97	Banks
Sanpaolo IMI S.p.A.	Italy	0.94	Banks
Renault	France	0.90	Automobiles & Parts
Lafarge S.A.	France	0.81	Construction & Materials
Alcatel	France	0.69	Technology
Royal Ahold N.V.	The Netherlands	0.65	Retail

The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX Index.

The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.

The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented, and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the index	× 1,000
adjusted base date market capitalization of the index

The “free float market capitalization of the index” is equal to the sum of the products of the closing price, market capitalization, and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of the Dow Jones EURO STOXX 50® Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of the adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(2)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4)	Stock dividend of another company:

Adjusted price = (closing price * A—price of other company * B) / A

Divisor: decreases

(5)	Return of capital and share consolidation:

Adjusted price = (closing price—dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6)	Repurchase shares / self tender:

Adjusted price =	((price before tender * old number of shares )—(tender price * number of tendered shares)) / (old number of shares—number of tendered shares)

New number of shares = old number of shares—number of tendered shares

Divisor: decreases

(7)	Spin-off:

Adjusted price = (closing price * A—price of spun-off shares * B) / A

Divisor: decreases

(8)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held.

•	If A is not equal to one share, then all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

Neither we nor any of our affiliates, including BAS, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Dow Jones EURO STOXX 50® Index or any successor to the Dow Jones EURO STOXX 50® Index. STOXX does not guarantee the accuracy or the completeness of the Dow Jones EURO STOXX 50® Index or any data included in the Dow Jones EURO STOXX 50® Index. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Dow Jones EURO STOXX 50® Index. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Dow Jones EURO STOXX 50® Index or the manner in which the Dow Jones EURO STOXX 50® Index is applied in determining the amount payable at maturity.

Historical Closing Levels of the Dow Jones EURO STOXX 50® Index

Since its inception, the Dow Jones EURO STOXX 50® Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Dow Jones EURO STOXX 50® Index during any period shown below is not an indication that the level of the Dow

Jones EURO STOXX 50® Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Dow Jones EURO STOXX 50® Index levels do not give an indication of future performance of the Dow Jones EURO STOXX 50® Index. We cannot assure you that the future performance of the Dow Jones EURO STOXX 50® Index or the constituent stocks of the Dow Jones EURO STOXX 50® Index will result in you receiving an amount greater than the outstanding face amount of the notes on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the Dow Jones EURO STOXX 50® Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “SX5E,” without independent verification.

Dow Jones EURO STOXX 50® Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	3,833.09	3,430.18	3,784.05
Second Quarter	3,748.44	2,928.72	3,133.39
Third Quarter	3,165.47	2,187.22	2,204.39
Fourth Quarter	2,669.89	2,150.27	2,386.41

2003
First Quarter	2,529.86	1,849.64	2,036.86
Second Quarter	2,527.44	2,067.23	2,419.51
Third Quarter	2,641.55	2,366.86	2,395.87
Fourth Quarter	2,760.66	2,434.63	2,760.66

2004
First Quarter	2,959.71	2,702.05	2,787.49
Second Quarter	2,905.88	2,659.85	2,811.08
Third Quarter	2,806.62	2,580.04	2,726.30
Fourth Quarter	2,955.11	2,734.37	2,951.24

2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93

2006
First Quarter	3,874.61	3,532.68	3,853.74
Second Quarter	3,890.94	3,408.02	3,648.92
Third Quarter	3,899.41	3,492.11	3,899.41
Fourth Quarter (through October 26th)	4,027.29	3,880.14	4,027.29

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Dow Jones EURO STOXX 50® Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Dow Jones EURO STOXX 50® Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the Index) in connection with certain securities, including the notes.

The license agreement between us and STOXX requires that the following language be stated in this pricing supplement:

STOXX and Dow Jones have no relationship to us, other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes. STOXX and Dow Jones do not:

•	sponsor, endorse, sell, or promote the notes;

•	recommend that any person invest in the notes or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;

•	have any responsibility or liability for the administration, management, or marketing of the notes; or

•	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the Dow Jones EURO STOXX 50® Index, or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the notes. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied, and disclaim any and all warranty concerning:

•	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the Dow Jones EURO STOXX 50® Index and the data included in the Dow Jones EURO STOXX 50® Index;

•	the accuracy or completeness of the Dow Jones EURO STOXX 50® Index and its data;

•	the merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50® Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions, or interruptions in the Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the notes or any other third parties.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 stocks (an “Index Stock”) trading on the Tokyo Stock Exchange (“TSE”) and represents a broad cross-section of Japanese industry. All 225 of the Index Stocks that are components of the Nikkei 225 Index are stocks listed in the First Section of the TSE. Index Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE, and the Chicago Mercantile Exchange.

The Nikkei 225 Index is a modified, price-weighted index. Each Index Stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per share price of each Index Stock by the corresponding weighting factor for that Index Stock (a “Weight Factor”), calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set on May 16, 1949 at 225, was set at 24.293 on October 2, 2006, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Index Stock, so that the share price of each Index Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. Each Weight Factor represents the number of shares of the related Index Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Index Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Index Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Index Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

Stocks may be deleted from or added to the Nikkei 225 Index by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS generally is not to alter the composition of the Index Stocks except when an Index Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Index Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the “Seiri Post” because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Index Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Index Stocks. As a result, an existing Index Stock with low trading volume and not representative of a market will be deleted.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The notes are not sponsored, endorsed, sold, or promoted by NKS. No inference should be drawn from the information contained in this pricing supplement that NKS makes any representation or warranty, implied or express, to us, any holder of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take our needs or the needs any holder of notes into consideration in determining, composing, or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the notes to be issued, or in the determination or calculation of the equation by which the notes are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the notes.

Neither we nor any of our affiliates, including the calculation agent, accept any responsibility for the calculation, maintenance, or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining the Starting Value, the Ending Value, or any Supplemental Redemption Amount.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours for most products listed on the TSE are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

Historical Closing Levels of the Nikkei 225 Index

Since its inception, the Nikkei 225 Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Nikkei 225 Index during any period shown below is not an indication that the level of the Nikkei 225 Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Nikkei 225 Index levels do not give an indication of future performance of the Nikkei 225 Index. We cannot assure you that the future performance of the Nikkei 225 Index or the constituent stocks of the Nikkei 225 Index will result in holders of the notes receiving an amount greater than the outstanding face amount of the notes on the stated maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the Nikkei 225 Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “NKY,” without independent verification.

Nikkei 225 Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95

2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64

2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76

2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43

2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter (through October 26th)	16,811.60	16,082.55	16,811.60

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Nikkei 225 Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Nikkei 225 Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into an agreement with NKS providing us and any of our affiliated or subsidiary companies identified in that agreement with a non-exclusive license and, in exchange for a fee, with the right to use the Nikkei 225 Index, which is owned and published by the NKS, in connection with certain securities, including the notes.

Our license agreement with NKS provides that NKS will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our affiliates, BAS and BAI, have been appointed as our agents to solicit offers on a best efforts basis to purchase the notes. The agents are parties to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-25 of the accompanying prospectus supplement. Each agent will receive a commission of 3.00% of the principal amount of each note sold through its efforts. Each initial purchaser of notes must have an account with one of the agents.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from any agent in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

BAS and any of our other affiliates may use this pricing supplement, the accompanying prospectus supplement, and the prospectus in a market-making transaction for any notes after their initial sale.

NOTICES FOR CERTAIN NON-UNITED STATES INVESTORS

Argentina: We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the notes, the offering, or any document relating to the offering of the notes. The agents have not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Section 16 of the Argentine Public Offering Law N° 17,811. Argentine pension funds and insurance companies may not purchase the notes.

Brazil: The notes have not been registered in Brazil. The Comissão de Valores Mobiliários of Brazil has not approved the notes, the offering, nor any document relating to the offering of the notes, including this pricing supplement. Neither the notes nor the offering have been registered with the Comissão de Valores Mobiliários in Brazil. Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom, and such persons are solely responsible for compliance with the requirements of Brazilian law applicable to the remittance of funds outside Brazil in connection with any such transaction, including any applicable tax and exchange control laws. No action should be taken by such persons that would result in the offering of the notes being deemed a public offering under Brazilian law. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Brazil. This offering is not being made to any Brazilian financial institution, pension fund, insurance company, or capitalization company.

Chile: The notes have not been registered with the Superintendency of Securities and Insurance of Chile, and the notes may not be publicly offered in Chile, within the meaning of Chilean Law.

Mexico: The notes have not been registered under the Mexican Securities Market Law or recorded in the Mexican National Securities Registry. No action may be taken in Mexico that would render the offering of the notes a public offering in Mexico. No Mexican regulatory authority has approved or disapproved of the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Mexico.

Taiwan: The notes may not be issued, sold, or publicly offered in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us, BAS, or BAI outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Uruguay: The notes have not been registered under the Uruguayan Securities Market Law or recorded in the Uruguayan Central Bank. No action may be taken in Uruguay that would render the offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Venezuela: The notes have not been registered with the Comisión Nacional de Valores of Venezuela and are not being publicly offered in Venezuela. No document relating to the offering of the notes, including this pricing supplement, shall be deemed to constitute an offer of securities or an offer or the rendering of any investment advice or securities brokerage services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

UNITED STATES FEDERAL INCOME TAX SUMMARY

The following summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with initial purchasers of the notes who hold notes as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “conversion” transaction for tax purposes, or persons who are required to mark-to-market for tax purposes. You must consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any other jurisdiction.

As used in this pricing supplement, the term “United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is subject to United States federal income tax regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (5) any other person whose income or gain with respect to the notes is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

Tax Characterization of the Notes

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for United States federal income tax purposes, of the notes or other instruments with terms substantially the same as the notes. However, although the matter is not free from doubt, under current law, each note should be treated as a debt instrument for United States federal income tax purposes. We currently intend to treat the notes as debt instruments for United States federal income tax purposes and, where required, intend to file information returns with the Internal Revenue Service (“IRS”) in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the notes. You should be aware, however, that the IRS is not bound by our characterization of the notes as indebtedness and the IRS could possibly take a different position as to the proper characterization of the notes for United States federal income tax purposes. If the notes are not in fact treated as debt instruments for United States federal income tax purposes, then the United States federal income tax treatment of the purchase, ownership, and disposition of the notes could differ materially from the treatment discussed below with the result that the timing and character of income, gain, or loss recognized in respect of a note could differ materially from the timing and character of income, gain, or loss recognized in respect of a note had the notes in fact been treated as debt instruments for United States federal income tax purposes.

United States Holders – Income Tax Considerations

Interest and Original Issue Discount

The amount payable on the notes at maturity will depend on the performance of the Basket Indices. Accordingly, the notes will be treated as “contingent payment debt instruments” for United States federal income tax purposes subject to taxation under the “noncontingent bond method.” As a result, the notes generally will be subject to the OID provisions of the Code and the Treasury regulations issued under the Code. Under applicable Treasury regulations, a United States Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” as described below, established by us for determining interest accruals and adjustments with respect to a note. A United States Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a note must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument). Notwithstanding the foregoing, a comparable yield must not be less than the applicable United States federal rate based on the overall maturity of the debt instrument.

A “projected payment schedule” with respect to a contingent payment debt instrument generally is a series of expected payments, the amount and timing of which would produce a yield to maturity on that debt instrument equal to the comparable yield. In the case of the notes, based upon market conditions as of the date of this pricing supplement, as determined by us for purposes of illustrating the application of the Code and the Treasury regulations to the notes as if the notes had been issued on November 22, 2006 and were scheduled to mature on November 23, 2011, the “projected payment schedule” per $1,000 principal amount of the notes would consist of a single payment of $1,294.18 at maturity. This consists of the principal amount and a projection for tax purposes of the estimated Supplemental Redemption Amount. The actual “projected payment schedule” will be completed on the pricing date, and included in the final pricing supplement. See “—Hypothetical Tax Accrual Table.” Investors should be aware that this amount is not calculated or provided for any purposes other than the determination of a United States Holder’s interest accruals and adjustments with respect to the notes for United States federal income tax purposes. We make no representations regarding the actual amounts of payments on the notes, except for the principal amount and the Minimum Supplemental Redemption Amount.

Based on the comparable yield and the projected payment schedule of the notes, a United States Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the note for each day in the taxable year on which the holder held the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the note, as set forth below. The daily portions of interest for a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on a note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price and for any subsequent accrual period will be (1) the sum of the issue price of the note and any interest previously accrued on the note by a holder (disregarding any positive or negative adjustments) minus (2) the amount of any projected payments on the note for previous accrual periods. The issue price of each note in an issue of notes is the first price at which a substantial amount of those notes has been sold (including any premium paid for those notes and ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). Because of the application of the OID rules, a United States Holder of a note will be required to include in income OID in excess of actual cash payments received for certain taxable years.

A United States Holder will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over the projected contingent payments) for a note for the taxable year in which a contingent payment is paid. A negative adjustment (i.e., the excess of projected contingent payments over actual payments) for a note for the taxable year in which a contingent payment is paid (1) will first reduce the amount of interest for the note that a United States Holder would otherwise be required to include in income in the taxable year and (2) to the extent of any excess, will give rise to an ordinary loss equal to that portion of the excess as does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the United States Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described above in (1) and (2) will be carried forward to offset future interest income for the note or to reduce the amount realized on a sale, exchange, or retirement of the note. Where a United States Holder purchases a note at a price other than its issue price, the difference between the purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments for the note. If you purchase a note in a transaction after the initial issuance of the notes, you should consult your tax advisors for additional guidance in making these adjustments.

If a contingent payment becomes fixed more than six months prior to maturity, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. A similar adjustment may be appropriate in some circumstances for the notes. For example, it may be possible to determine, based on the decline of the Basket Level in one or more Reference Periods, that the Supplemental Redemption Amount will be no more than the Minimum Supplemental Redemption Amount, regardless of whether the Basket Level increases in subsequent Reference Periods. In that case, assuming more than six months remain prior to maturity, a negative adjustment would be made to reflect the difference between the present value of the principal amount of the notes and the present value of the projected amounts.

Moreover, on any Reset Date it may be possible to determine that the amount payable at maturity will be less than the projected payment amount, even though the amount payable on the notes will not become fixed prior to the last Reset Date. In that circumstance, the IRS may deem it appropriate to adjust (using the methodology described above or another methodology) the amount of interest income a United States Holder would be required to recognize in a particular taxable year for a note. However, until the IRS sets forth rules dealing with that situation, we do not intend to make any of these adjustments.

Hypothetical Tax Accrual Table

The table below sets forth the following information with respect to each $1,000 principal amount of the notes for each of the indicated accrual periods through the maturity date of the notes:

•	the adjusted issue price at the beginning of the accrual period;

•	the amount of interest deemed to have accrued during the accrual period; and

•	the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period.

The table is based upon a hypothetical projected payment schedule for the notes (including both a hypothetical Supplemental Redemption Amount and a hypothetical comparable yield equal to 5.29% per annum (compounded annually), which is our current estimate of the comparable yield, based upon market conditions as of the date of this pricing supplement) as determined by us for purposes of illustrating the application of the Code and the Treasury regulations to the notes as if the notes had been issued on November 22, 2006 and were scheduled to mature on November 23, 2011. The following table is for illustrative purposes only. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. The tax accrual table will be revised accordingly and will be set forth in the final pricing supplement delivered to you in connection with the initial sale of the notes. The tax accrual table will depend upon actual market interest rates (and accordingly, our borrowing costs for debt instruments with comparable maturities) as of the pricing date.

Accrual Period	Adjusted Issue Price at Beginning of Accrual Period	Interest Deemed to Accrue on the Notes During Accrual Period(1)	Total Interest Deemed to Have Accrued from Original Issue Date as of End of Accrual Period
November 22, 2006 through December 31, 2006	$1,000.00	$5.73	$5.73
January 1, 2007 through December 31, 2007	$1,005.73	$53.20	$58.93
January 1, 2008 through December 31, 2008	$1,058.93	$56.02	$114.95
January 1, 2009 through December 31, 2009	$1,114.95	$58.98	$173.93
January 1, 2010 through December 31, 2010	$1,173.93	$62.10	$236.03
January 1, 2011 through November 23, 2011	$1,236.03	$58.15	$294.18

Final Adjusted Issue Price = $1,294.18 per $1,000 principal amount of notes.

(1)	Represents the adjusted issue price at the beginning of the accrual period multiplied by the hypothetical comparable yield for the accrual period.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and that holder’s tax basis in the note. A United States Holder’s tax basis in a note generally will equal the cost of that note, increased by the amount of interest income previously accrued by the holder for that note (disregarding any positive or negative adjustments). A United States Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon the United States Holder’s holding period for the note). The deductibility of capital losses by a United States Holder is subject to limitations.

Backup Withholding and Reporting

Generally, payments of principal and interest, and the accrual of OID, with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the notes and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% in 2011.

Payments of principal and interest, and the accrual of OID, with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the United States office of a broker will be subject to backup withholding unless that United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a note held by a United States Holder that is informed by the United States Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its United States federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, that nominee, custodian, agent, or broker is, for United States federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a United States branch of a foreign bank or foreign insurance company, those payments will be subject to information reporting, unless (a) that custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s United States federal income tax liability, provided that certain required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have for their investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

Non-United States Holders – Income Tax Considerations

United States Federal Income and Withholding Tax

Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, any gain realized on the sale, exchange, or retirement of a note, or the payment by us, or any paying agent, of principal or interest, including OID, on a note owned by a Non-United States Holder is not subject to United States federal income or withholding tax provided that:

1.	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

2.	the holder is not a controlled foreign corporation that is related to us through stock ownership;

3.	the holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

4.	the payment is not effectively connected with the conduct of a trade or business in the United States; and

5.	either (A) the holder provides us (or any paying agent) with a statement which sets forth its address, and certifies, under penalties of perjury, that it is not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or (B) a financial institution holding the note on behalf of the holder certifies, under penalties of perjury (which certification may be made on an IRS Form W-8IMY (or successor form)), that it has or will provide us (or the paying agent) with a withholding statement.

Payments to Non-United States Holders not meeting the requirements set forth above are subject to withholding at a rate of 30% unless (a) the holder is engaged in a trade or business in the United States and the holder provides us with a properly executed IRS Form W-8ECI (or successor form) certifying that the payments are effectively connected with the conduct of a trade or business in the United States, or (b) the holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of a tax treaty. To claim benefits under an income tax treaty, a Non-United States Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article.

Backup Withholding and Reporting

Payments of principal and interest, and the accrual of OID, with respect to the notes and proceeds from the sale of notes held by a Non-United States Holder will not be subject to information reporting and backup withholding so long as the holder has certified that it is not a United States person and we do not have actual knowledge that the certification is false (or you otherwise establish an exemption). However, if a Non-United States Holder has not certified that it is not United States person or we have actual knowledge that the certification is false (and it has not otherwise established an exemption) the holder will be subject to backup withholding and information reporting in the manner described above in “United States Holders—Backup Withholding and Reporting.”

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of the plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan.

In addition, ERISA and the Code prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account, or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person for an ERISA plan, then the investment in the notes by that ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person for that ERISA plan.

A violation of the prohibited transaction rules may result in civil penalties or other liabilities under ERISA and an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. In addition, a prohibited transaction may require “correction” of the transaction. Some types of employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules, or laws (“similar laws”).

Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring them on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include:

(1) PTCE 84-14, an exemption for some transactions determined by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for some types of transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for some types of transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving some types of insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There also may be other exemptions available depending on the particular circumstances.

Because we may be considered a party in interest or a disqualified person with respect to many plans, the notes may not be purchased, held, or disposed of by any ERISA plan or any person investing “plan assets” of any ERISA plan, unless the purchase, holding, or disposition is eligible for exemptive relief or that purchase, holding, or disposition is otherwise not prohibited. Therefore, any purchaser, including any fiduciary purchasing on behalf of an ERISA plan, transferee, or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding, that either (a) it is not an ERISA plan and is not purchasing the notes on behalf of or with “plan assets” of any ERISA plan, or with any assets of a non-ERISA arrangement, or (b) its purchase, holding, and disposition are eligible for exemptive relief or the purchase, holding, or disposition are not prohibited by ERISA or Section 4975 of the Code (or, in the case of a non-ERISA arrangement, any similar laws).

The sale of the notes to an ERISA plan or non-ERISA arrangement is not a representation by us to you or any other person associated with the sale that those securities meet any legal requirements for investments by those entities generally or any particular entities.

If you are the fiduciary of a pension plan or non-ERISA arrangement, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan or a non-ERISA arrangement, you should consult your own legal counsel for further guidance.

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$10,000,000,000

Medium-Term Notes, Series K

We may offer to sell our Bank of America Corporation Medium-Term Notes, Series K, from time to time. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement. Terms may include:

•	Priority: senior or subordinated

•	Notes may bear interest at fixed or floating rates or may not bear any interest

•	Base floating rates include:

¡	federal funds rate
¡	LIBOR
¡	prime rate
¡	treasury rate
¡	any other rate we specify

•	Maturity: nine months or more

•	Indexed notes: principal, premium, or interest payments linked to the price or performance, either directly or indirectly, of one or more securities, currencies, commodities, interest rates, stock indices, or other indices or formulae

•	Payments in U.S. dollars or any other consideration

	Per Note	Total
Public offering price	100%	$10,000,000,000
Agents’ discounts and commissions	.125% – .750%	$12,500,000 – $75,000,000

Proceeds (before expenses)	99.875% – 99.250%	$9,987,500,000 – $9,925,000,000

We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the pricing supplement, we do not intend to list the notes on any securities exchange.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks. Potential purchasers of the notes should consider the information set forth in the “ Risk Factors” section beginning on page S-3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Banc of America Investment Services, Inc.

Prospectus Supplement to Prospectus dated April 14, 2004

April 15, 2004

ABOUT THIS PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENTS

We have registered the notes on a registration statement on Form S-3 with the Securities and Exchange Commission under Registration No. 333-112708.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of the debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will supersede the information in the prospectus.

Each time we issue notes, we will prepare a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A pricing supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement shall have the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

We cannot assure you that a trading market for the notes exists, will develop, or will be maintained if developed.

We do not intend to list the notes on any securities exchange. Even if the notes are listed at a later date, we cannot guarantee that a trading market for the notes ever will develop or be maintained if developed. The agents have advised us that they intend under ordinary market conditions to indicate prices for the notes on request. However, we cannot guarantee that bids for outstanding notes will be made in the future, nor can we predict the price at which those bids will be made.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Redemption of the notes prior to maturity may result in a reduced return on your investment.

If the terms of a note permit or require redemption prior to maturity, that redemption may occur at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable replacement security at an effective interest rate as high as the return on your redeemed note.

The trading value of the notes may be less than the principal amount of the notes.

The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption features of the notes; and

•	the level, direction, and volatility of market interest rates generally.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

For indexed notes that have very specific investment objectives or strategies, the applicable trading market may be more limited, and the price may be more volatile, than for other notes. The trading value of indexed notes may be adversely affected by the complexity of the formula and volatility of the applicable reference asset, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the trading value of indexed notes could be adversely affected by changes in the amount of outstanding equity or other securities linked to the applicable reference asset or formula applicable to the indexed notes.

Hedging activities may affect your return at maturity and the market value of the notes.

Hedging activities also may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneous with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in our credit ratings are expected to affect the value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Holders of notes denominated in a foreign currency are subject to governmental action impacting currency transfer and other exchange rate risks.

If you invest in notes that are not denominated or payable in your home country currency, you will be subject to significant risks not associated with an investment denominated and payable in your home country currency.

•	Your return on a foreign currency-denominated note may be affected by exchange rates and controls. Changes in the rates of exchange between your home country currency and the specified currency of your note and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments could significantly lessen the return on your note. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

•	Changes in currency exchange rates can be volatile and unpredictable. Fluctuations in rates of exchange have been volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely your investment in a foreign currency-denominated note. Depreciation of a foreign currency against your home country currency could result in a decrease in the foreign currency equivalent value of payments on the notes, including the principal payable at maturity. That, in turn, could cause the market value of the notes to fall. Depreciation of a foreign currency against your home currency could result in a loss to you on your home country currency.

•	Government policy can adversely affect currency exchange rates and an investment in the notes. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies may intervene in their economies to alter the exchange rates or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a foreign currency-denominated note could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the notes as participants in the global currency market move to buy or sell foreign currency or your home country currency in reaction to those developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of a foreign currency, there may be limited availability of that foreign currency for payment on the notes at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

•	We will make payments in U.S. dollars if we are unable to obtain the specified currency. Under the terms of the notes, if, at or about the time when a payment on the notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, we may make the payment in U.S. dollars instead of the specified currency. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make the payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

•	We will not adjust the notes to compensate for changes in currency exchange rates. We will not make any adjustments in or change to the terms of the notes for changes in the exchange rate for a specified currency, including any devaluation, revaluation, or imposition of exchange, or other regulatory controls or taxes, or for other developments affecting the specified currency or your home country currency. Consequently, you will bear the risk that your investment may be adversely affected by these types of events.

•	In a lawsuit for payment on a note, you may bear currency exchange risk. The notes are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the note denominated in a foreign currency would be required to render the judgment in that foreign currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency into U.S. dollars will depend upon various factors, including which court renders the judgment.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

•	You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully “principal protected.” This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

•	Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

•	The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

•	Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

•	The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the Internal Revenue Service (the “IRS”) for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

•	Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

The following table sets forth: (1) our outstanding long-term debt as of December 31, 2003, (2) the pro forma combined outstanding long-term debt of us and FleetBoston as of December 31, 2003, and (3) the pro forma combined outstanding long-term debt of us and FleetBoston as adjusted for the issuance and maturity of some of our and FleetBoston’s long-term debt during the period beginning January 1, 2004 through April 15, 2004. The pro forma information assumes that we had been combined with FleetBoston on January 1, 2003, on a purchase accounting basis.

	Bank of America Actual	Unaudited Pro Forma Bank of America/ FleetBoston Combined— December 31, 2003	Unaudited Pro Forma As Adjusted Bank of America/ FleetBoston Combined
	(Amounts in Millions)
Senior debt
Bank of America Corporation	$36,887	$41,816	$45,413
Subsidiaries (1)	12,862	16,976	18,207

Total senior debt	$49,749	$58,792	$63,620

Subordinated debt
Bank of America Corporation	19,041	22,098	21,617
Subsidiaries (1)	308	2,508	2,508

Total subordinated debt	$19,349	$24,606	$24,125

Junior subordinated debt
Bank of America Corporation	5,472	8,729	8,729
Subsidiaries (1)	773	773	773

Total junior subordinated debt	$6,245	$9,502	$9,502

Pro forma adjustments (2)	$—	$912	$912

Total long-term debt	$75,343	$93,812	$98,159

(1)	These obligations are direct obligations of our subsidiaries and represent claims against those subsidiaries prior to our equity interest in those subsidiaries.
(2)	For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

Also, as of December 31, 2003, there was approximately $2.6 billion of Bank of America Corporation commercial paper and other short-term notes payable outstanding and approximately $759 million of FleetBoston commercial paper and other short-term notes payable outstanding.

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes, which may be senior or subordinated medium-term notes. We will describe the particular terms of the notes we sell in a pricing supplement. The terms and conditions stated in this section will apply to each note unless the note, the pricing supplement, or an amendment or supplement to the registration statement indicates otherwise.

General

We will issue the notes as part of a series of debt securities under the Indentures, which are exhibits to our registration statement and are contracts between us and The Bank of New York, the trustee. The trustee has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939. We, the agents, and the depository, in the ordinary course of our respective businesses, have conducted and may conduct business with The Bank of New York or its affiliates.

The following summary of the terms of the notes and the Indentures is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the applicable Indentures. The following description of notes will apply to each note we offer unless we otherwise specify in the applicable pricing supplement.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. The total initial public offering price of the Senior and Subordinated Medium-Term Notes, Series K, that may be offered using this prospectus supplement is $10,000,000,000. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate initial offering price authorized for the particular series. We also may increase the size of Medium-Term Notes, Series K, without notice to, or the consent of, the registered holders of the notes of that series or other debt securities under the Indentures.

Unless otherwise provided in the pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

For purposes of calculating the aggregate principal amount of notes issued from time to time:

•	the principal amount of original issue discount notes, as described below, and any other notes issued at a discount will be deemed to be the net proceeds that we received for the relevant issue; and

•	the principal amount of indexed notes will be calculated by reference to the original notional amount of the notes.

Types of Notes

We may issue notes that bear interest at a fixed rate described in the pricing supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.”

We may issue notes that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the pricing supplement, which we refer to as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

We may issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the pricing supplement. We refer to these notes as “indexed notes.”

We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes” or “OID notes.” OID notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance.

The pricing supplement for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the denominations or minimum denominations, if other than $1,000 or its equivalent in other currencies;

•	whether the note is a fixed-rate note, a floating-rate note, or an indexed note;

•	whether the note is senior or subordinated;

•	the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•	the maturity date;

•	if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•	if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date; and

•	any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Payment of Principal, Interest, and Other Amounts Due

Unless otherwise provided in the pricing supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

The trustee also will act as the calculation agent for floating-rate notes, unless otherwise specified in the pricing supplement. We will identify the calculation agent for any indexed notes in the pricing supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, the calculation agent will provide the reference rate, index, or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

We refer to each date on which interest is payable on a note as an “interest payment date.” Unless otherwise specified in the pricing supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date of, the notes. Interest payable at any interest payment date will be paid to the registered holder of the note on the regular record date for that interest payment date, as described below. Unless otherwise specified in the pricing supplement, the regular record date for an interest payment date will be 15 calendar days prior to the interest payment date, whether or not that date is a business day. The principal and interest payable at maturity will be paid to the holder of the note at the close of business on the maturity date.

If any interest payment date or the maturity date of a fixed-rate note falls on a day that is not a business day, the required payment of principal, premium (if any), interest, or other amounts payable (if any) will be made on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. If any interest payment date or the maturity date of a floating-rate note falls on a day that is not a business day, the interest payment date will be postponed to the next business day. However, in the case of a floating-rate note with an interest rate based on the London interbank offered rate, referred to as a “LIBOR note” and described below, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Each note will mature on a business day nine months or more from the issue date. Unless otherwise specified in the pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the note, is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed, and:

•	for LIBOR notes, a London Banking Day. A “London Banking Day” means any day on which commercial banks are open for business (including dealings in the index currency specified in the pricing supplement) in London, England;

•	for notes denominated in euro, a day on which the TransEuropean Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating; and

•	for notes denominated in a specified currency other than U.S. dollars or euro, a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the specified currency.

The “Principal Financial Center” is:

•	the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•	the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

The notes are not subject to any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the notes.

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each holder. Instead, the notes will be in the form of a global note held in the name of The Depository Trust Company, which is known as “DTC,” or its nominee. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or has a direct or an individual account with such an institution that has an account with DTC.

Notes will not be issued in certificated form unless:

•	DTC notifies us that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depository; or

•	we make a decision to permit notes to be issued in certificated form and notify the trustee of that decision.

No service charge will be made for any registration of transfer or exchange of notes issued in certificated form, but we may require payment of a sum sufficient to cover any related tax or other governmental charges.

Unless otherwise stated in the pricing supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the paying agent, DTC, and its nominee, as holder. Unless otherwise stated in the pricing supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the pricing supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the applicable trustee or paying agent.

Ranking

Senior Notes. The senior notes will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law. Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of senior notes, in the event of our liquidation or other resolution.

The Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes. Our indebtedness evidenced by the subordinated notes, including the principal, premium (if any), interest, and other amounts payable (if any) will be subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts due under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

Fixed-Rate Notes

Generally. Each fixed-rate note will bear one or more designated rates of interest. Unless otherwise indicated in the pricing supplement, interest on fixed-rate notes will be payable semi-annually in arrears and will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

Interest for fixed-rate notes will accrue from the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date (or maturity date, as the case may be). However, the initial interest payment on fixed-rate notes issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

The pricing supplement and each fixed-rate note will contain the provisions of that note, including the interest rate, the original issue date, the interest payment dates, the maturity date, and any additional terms.

Amortizing Notes. We may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the notes. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The pricing supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

Interest Rate Bases. Each floating-rate note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate, in which case the note will be a “federal funds rate note;”

•	the London interbank offered rate, in which case the note will be a “LIBOR note;”

•	the prime rate, in which case the note will be a “prime rate note;”

•	the treasury rate, in which case the note will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the pricing supplement.

The specific terms of each floating-rate note, including the initial interest rate in effect until the first interest reset date, will be specified in the pricing supplement and in the floating-rate note. Thereafter, the interest rate will be determined by reference to the specified interest rate basis or formula, plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

Interest Reset Dates. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the pricing supplement. We refer to the period during which an interest rate is effective as an “interest reset period” and the date in each such period on which the interest is reset as an “interest reset date.” Unless otherwise specified in the pricing supplement, the interest reset date will be:

•	in the case of floating-rate notes that reset daily, each business day;

•	in the case of floating-rate notes, other than treasury rate notes, that reset weekly, the Wednesday of each week;

•	in the case of treasury rate notes that reset weekly, the Tuesday of each week;

•	in the case of floating-rate notes that reset monthly, the third Wednesday of each month;

•	in the case of floating-rate notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•	in the case of floating-rate notes that reset semi-annually, the third Wednesday of each of two months of each year, as specified in the pricing supplement; or

•	in the case of floating-rate notes that reset annually, the third Wednesday of the month of each year specified in the pricing supplement.

However, the interest rate in effect from the issue date to the first interest reset date for a floating-rate note will be the initial interest rate, as specified in the pricing supplement.

If any interest reset date for any floating-rate note would otherwise be a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, in the case of a LIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates. Unless otherwise specified in the pricing supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a LIBOR note, the second London Banking Day preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date; and

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills, as defined below, of the applicable index maturity would normally be auctioned.

The “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. Each base rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

For a floating-rate note for which interest rate is determined by reference to two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date for the floating-rate note on which each applicable base rate is determinable.

Calculation Date. Unless otherwise specified in the pricing supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest reset period. Unless otherwise specified in the pricing supplement, the calculation date will be the earlier of:

(1)	the tenth calendar day after the related interest determination date or, if that day is not a business day, the next succeeding business day; or

(2)	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Interest Payments. Except as provided below and unless otherwise provided in the pricing supplement, interest on floating-rate notes will be payable, in the case of floating-rate notes with an interest reset date that resets:

•	daily, weekly, or monthly — on a business day that occurs in each month;

•	quarterly — on a business day that occurs in each third month, as specified in the pricing supplement;

•	semi-annually — on a business day that occurs in each of two months of each year, as specified in the pricing supplement; and

•	annually — on a business day that occurs in one month of each year, as specified in the pricing supplement.

Unless otherwise indicated in the pricing supplement, interest payments for floating-rate notes will include interest accrued from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date. However, the initial interest payment on a floating-rate note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the pricing supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•	for federal funds rate notes, LIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless otherwise specified in the pricing supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

The calculation agent, upon the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date as a result of a determination made on the most recent interest determination date with respect to the floating-rate note.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the pricing supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the pricing supplement. Except as provided below, LIBOR for each interest reset period will be calculated on the interest determination date for the related interest reset date.

On each interest determination date, the calculation agent will determine LIBOR as follows:

•	If “LIBOR Telerate” is specified in the pricing supplement, LIBOR will be the rate for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rate appears on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date.

•	If “LIBOR Reuters” is specified in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rates appear on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If the pricing supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate.

If “LIBOR Telerate” applies and the rate described above does not appear on that page, or if “LIBOR Reuters” applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•	The calculation agent will select four major banks in the London interbank market, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 a.m., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the calculation agent will select three major banks in New York City, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to leading European banks at approximately 11:00 a.m., London time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest reset period will remain LIBOR then in effect on the interest determination date.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the treasury rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the pricing supplement, as specified under the caption “Investment Rate” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

If the rate cannot be determined as described above, the treasury rate will be determined as follows:

(1)	If the rate is not displayed on Moneyline Telerate by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(2)	If the rate referred to in (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the United States Department of the Treasury.

(3)	If the rate referred to in (2) above is not announced by the United States Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in (3) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)	If the rate referred to in (4) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

(6)	If the dealers selected by the calculation agent are not quoting as mentioned in (5) above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N 360-(D x M)	x 100

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the federal funds rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “federal funds rate” for any interest determination date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•	If the alternative rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of federal funds transactions in New York City, selected by the calculation agent, prior to 9:00 A.M., New York City time, on that interest determination date.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the prime rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the prime rate will be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent on the interest determination date. These selected banks or trust companies may include our subsidiaries or affiliates, or affiliates of the agent.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Original Issue Discount Notes

We may issue original issue discount notes, including zero coupon notes, which we refer to as “OID notes.” These notes may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. OID notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an OID note, the amount of interest payable will be determined in accordance with the terms of the note as described in the pricing supplement. That amount is normally less than the amount payable at the maturity date. Additional information relating to OID notes can be found in the section entitled “Certain United States Federal Income Tax Consequences — United States Holders — Original Issue Discount.”

Indexed Notes

General. We may issue indexed notes, in which the amount of principal, premium (if any), interest, or other amounts payable (if any) is determined by reference, either directly or indirectly, to the price or performance of one or more:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	stock indices; or

•	other indices or formulae;

in each case as specified in the pricing supplement.

An example of indexed notes that we may offer is:

•	“equity linked indexed notes,” for which the principal, interest, or other amounts payable is determined by reference to the change in value in equity prices, such as a publicly traded security or an index of publicly traded securities. The final amount payable at maturity, at our option, may be cash or physical delivery of the underlying equity securities.

Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the relative value at maturity of the reference asset or underlying obligation.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed security or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will set forth in the pricing supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of that tranche of indexed notes, certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

Upon the request of the holder of an indexed note, the calculation agent will provide, if applicable, the current index, principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

Indexed Amortizing Notes. We may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the pricing supplement.

Extendible Notes

We may issue extendible notes, which are notes for which the maturity date may be extended at our option for one or more whole year periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible notes will be set forth in the pricing supplement.

Renewable Notes

We may issue renewable notes, which are notes for which the maturity may be renewed at the option of the holder of the note, for one or more specified periods up to but not beyond the final maturity date stated in the note. The specific terms of the renewal option and any additional considerations relating to renewable notes will be set forth in the pricing supplement.

Redemption

The pricing supplement will indicate whether we have the option to redeem notes prior to their maturity date. If we may redeem the notes prior to maturity, the pricing supplement will indicate the redemption price and method for redemption.

Repayment

The pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to maturity, the applicable supplement will indicate our cost to repay the notes and the procedure for repayment.

Reopenings

We have the ability to “reopen,” or later increase, the principal amount of a particular note, a tranche of notes, or a series of our notes without notice to the holders of existing notes by selling additional notes having the same terms. However, any new notes of this kind may begin to bear interest on a different date.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income tax consequences relating to your purchase, ownership, and sale of notes. It is based upon the relevant laws and rules that are now in effect and as they are currently interpreted. However, these laws and rules may be changed at any time, possibly with retroactive effect. This discussion deals only with holders that will hold notes as capital assets, and does not address the United States federal income tax consequences applicable to all categories of investors. In particular, the discussion does not deal with those of you who may be in special tax situations, such as dealers in securities, insurance companies, financial institutions, regulated investment companies, or tax-exempt entities. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the notes or to you as a holder of the notes. This summary also may not apply to all forms of notes that we may issue. If the tax consequences associated with a particular form of note are different than those described below, they will be discussed in the pricing supplement relating to that note.

The United States federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used in this prospectus supplement, the term “United States holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	an entity which is a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

•	an estate whose income is subject to United States federal income tax regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	any other persons whose income or gain in respect of the notes is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States holders.

A “Non-United States holder” is a holder that is not a United States holder.

United States Holders

Payment of Interest

Interest on a note generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. However, special rules apply to a note that is issued with original issue discount (“OID”).

Original Issue Discount

Some of your notes may be issued with OID. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” unless that excess is less than ¼ of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of notes with more than one principal payment (the “OID de minimis amount”), in which case, it is not OID. The “stated redemption price at maturity” of a note is the sum of all payments required to be made on the note other than “qualified stated interest” payments. The “issue price” of a note is generally the first offering price to the public at which a substantial amount of the debt instrument is sold. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain conditions in connection with the special rules relating to floating-rate notes, at a variable rate. If a note bears interest during any accrual period at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

You are required to include qualified stated interest payments in income as interest when you accrue or receive those payments (in accordance with your accounting method for tax purposes). If you hold a note with OID with a maturity of more than one year, you may be required to include OID in income before you receive the associated cash payment, regardless of your accounting method for tax purposes. If you are an initial purchaser of an OID note, the amount of the OID you should include in income is the sum of the daily accruals of the OID for the note for each day during the taxable year (or portion of the taxable year) in which you held the OID note. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the OID note at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period is the sum of the issue price of the OID note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If you are not an initial purchaser of an OID note and you purchase an OID note for greater than its adjusted issue price as the purchase date and less than or equal to the sum of all amounts payable on the OID note after the purchase date other than payments of qualified stated interest, you will have purchased the OID note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which you must include in your gross income for the note for any taxable year (or any portion of a taxable year in which you hold the note) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

Short-Term Notes

The rules described above will also generally apply to OID notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the OID rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having OID. Thus, all short-term notes will be OID notes. Except as we note below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction, you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange, or retirement of the note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis United States holder of a short-term note, you may elect to accrue OID on a current basis. If you make this election, the limitation on the deductibility of interest we describe above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include OID on a short-term note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules we describe below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. OID notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an OID note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Exchange, or Retirement of Notes

Upon the sale, exchange, retirement, or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize from the disposition and your tax basis in the note, except that any amount realized that is attributable to accrued interest will be included in your gross income as interest income. Your tax basis in a note initially is your cost for the note. This amount is increased by any “original issue discount” or “market discount” previously included by you in income with respect to the note and is decreased by the amount of any “premium” you previously amortized and the amount of any payment (other than a payment of “qualified stated interest”) you have received in respect of the note.

Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. Net long-term capital gain recognized by an individual United States Holder generally will be subject to tax at a maximum rate of 15%. The ability of United States Holders to offset capital losses against ordinary income is limited. The terms “market discount,” “premium,” “original issue discount,” and “qualified stated interest” are defined above.

If a note provides for contingent payments (as in the case of some indexed notes), special rules may apply to the treatment of the note. Under those rules, any gain you realize when you sell or dispose of a note will be ordinary income if the contingencies relating to the payments are unresolved at the time of disposition and some or all of any loss may be ordinary. Different rules also may apply to the calculation of your tax basis for the note. If a note will provide for contingent payments, these rules will be discussed in greater detail in the pricing supplement.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Non-United States Holders

This section discusses the principal United States federal tax consequences applicable to Non-United States Holders of purchasing, owning and selling notes.

Principal (and premium, if any) and interest payments, including any OID, that you receive from us or our agent generally will not be subject to United States federal withholding tax. However, interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if (1) you actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) you are a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership, (3) you are a bank extending credit pursuant to a loan agreement in the ordinary course of your trade or business, or (4) either (A) you do not certify to us or our agent, under penalties of perjury, that you are a Non-United States person and provide your name and address (which certification may be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the note does not certify to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from you certifying that you are a Non-United States person and furnishes us with a copy of the statement.

If you are in a trade or business in the United States and interest, including any OID, on the note is effectively connected with the conduct of your trade or business, you may be subject to United States federal income tax on that interest and any OID in the same manner as if you were a United States person. You should read the material under the heading “United States Holders,” for a description of the United States tax consequences of purchasing, owning, and selling notes. If you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments. Instead of the certification described in the preceding paragraph, if you have effectively connected interest income you must provide the payer with a properly executed IRS Form W-8ECI to claim an exemption from United States federal withholding tax.

You will not be subject to United States federal income tax or withholding taxes on any capital gain or market discount you realize upon retirement or disposition of a note if (1) the gain is not effectively connected with a United States trade or business carried on by you, and (2) you are an individual, and you are not present in the United States for 183 days or more in the taxable year of the retirement or disposition.

Renewable Notes, Floating-Rate Notes, Extendible Notes, Foreign Currency Notes, and Indexed Notes

Special United States federal income tax rules for renewable notes, floating-rate notes, extendible notes, foreign currency notes, or indexed notes will be discussed in the applicable pricing supplement.

Reportable Transactions

Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of this type of a transaction are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Unless set forth in the applicable pricing supplement, we do not believe that the issuance of the notes constitutes a “reportable transaction” as defined in the regulations. However, whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the notes and should be aware that, should we (or other participants in the transaction) determine that the investor list maintenance requirement applies to this transaction, we (or they) would comply with that requirement.

Backup Withholding and Information Reporting

In general, payments of principal, premium (if any), interest, and other amounts payment (if any) (including original issue discount, if any) with respect to a note will be subject to reporting and possibly backup withholding. Reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we (or any paying agent) are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

If you are a United States person (other than a corporation or certain exempt organizations), you may be subject to backup withholding if you do not supply an accurate taxpayer identification number and certify that your taxpayer identification number is correct. You may also be subject to backup withholding if the United States Secretary of the Treasury determines that you have not reported all interest and dividend income required to be shown on your United States federal income tax return or if you do not certify that you have not underreported your interest and dividend income. If you are not a United States person, backup withholding and information reporting will not apply to payments made to you if you have provided the required certification that you are a Non-United States person, as described under the heading “Non-United States Holders,” or you otherwise establish an exemption, provided that the payor does not have actual knowledge that you are a United States person or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on your behalf generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for United States tax purposes, a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a United States trade or business, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to you unless the broker, custodian, nominee, or other dealer has documentation of your foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary. Alternatively, you may otherwise establish an exemption from information reporting.

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless you certify as to your non-United States status or otherwise establish an exemption from information reporting and backup withholding.

Any amounts withheld from your payment under the backup withholding rules would be refundable or allowable as a credit against your United States federal income tax liability.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan.

In addition, ERISA and the Internal Revenue Code, or the “Code,” prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have specified relationships with the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or a disqualified person for an ERISA plan, then the investment in notes by that ERISA plan may give rise to a prohibited transaction unless the notes are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective trusts, or under another available exemption. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person with respect to that ERISA plan.

If an ERISA plan engages in a prohibited transaction, the transaction may require “correction” and may cause the ERISA plan fiduciary to incur liabilities and the parties in interest or disqualified persons to be subject to excise taxes. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan is representing that the purchase and holding of the notes is consistent with the terms of the plan and will not result in a prohibited transaction under ERISA or the Code.

If you are the fiduciary of a pension plan or other ERISA plan, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan, you should consult your own legal counsel for further guidance.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through the agents. The agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price.

If we sell notes on an agency basis, we will pay a commission to the agent to be negotiated at the time of sale. Unless otherwise agreed and specified in the pricing supplement, the commission may range from .125% to .750% of the principal amount of the notes sold, and we may receive from 99.875% to 99.250% of the principal amount of each note so sold. Each agent will use its reasonable best efforts when we request it to solicit purchases of the notes.

Unless otherwise agreed and specified in the pricing supplement, if notes are sold to an agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that agent at a price equal to 100% of the principal amount of the notes less a percentage of the principal amount that may range from .125% to .750% of the principal amount of those notes, unless otherwise specified in the pricing supplement. Accordingly, we may receive from 99.875% to 99.250% of the principal amount of each note so sold, unless otherwise specified in the pricing supplement. Notes sold in this manner may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes, the agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the note so sold, unless otherwise specified in the pricing supplement.

We will name any agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those agents or other persons, in the pricing supplement. As of the date of this prospectus supplement, the agents are Banc of America Securities LLC and Banc of America Investment Services, Inc. These agents have entered into a distribution agreement with us. We also may accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commissions, as would apply to purchases through named agents under the distribution agreement.

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that agent.

Any agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make. We also have agreed to reimburse the agents for certain expenses.

The notes will not have an established trading market when issued and we do not intend to list the notes on any securities exchange unless otherwise specified in the pricing supplement. Any agent may purchase and sell notes in the secondary market from time to time. However, no agent is obligated to do so, and any agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offering the notes by an agent that purchases notes as principal, and in accordance with industry practice, agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the agent’s own account.

•	An agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•	Agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Banc of America Securities LLC and Banc of America Investment Services, Inc., each an agent and one of our affiliates, are broker-dealers and members of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of any notes, our affiliates, including Banc of America Securities LLC, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions. None of Banc of America Securities LLC, Banc of America Investment Services, Inc. or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the notes will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes as of the date of this prospectus supplement. This amount does not include the notes to be sold in market-making transactions. Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs the investor in the confirmation of sale that the note is being purchased in an original offering and sale, the purchaser may assume that the note is being purchased in a market-making transaction.

Banc of America Securities LLC as well as several of the other agents or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the agents and us and our respective affiliates. In these transactions, the agents or their affiliates receive customary fees and expenses.

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PROSPECTUS

$30,000,000,000

Debt Securities, Warrants, Units, Preferred Stock,

Depositary Shares, and Common Stock

We may offer to sell up to $30,000,000,000, or the U.S. dollar equivalent, of:

•	debt securities;

•	warrants;

•	units, consisting of two or more securities in any combination;

•	preferred stock;

•	depositary shares, represented by fractional shares in preferred stock; and

•	common stock.

Our securities may be denominated in U.S. dollars or a foreign currency, currency unit, or composite currency. We also may issue common stock upon conversion, exchange, or exercise of any of the other securities listed above.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of the securities listed above. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 14, 2004

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the attached prospectus supplement and any additional pricing supplement, which explain the specific terms of the particular securities we are offering, and which may change or update the information in this prospectus; and

•	the documents we refer you to in “Where You Can Find More Information” for information about us.

You should rely only on the information provided in this prospectus and in any supplement to this prospectus, including the information we incorporate by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of those documents.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products both domestically and internationally. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is (704) 386-5972.

The Securities We May Offer

We may offer the following securities from time to time:

•	debt securities;
•	warrants;
•	units, consisting of two or more securities in any combination;
•	preferred stock;
•	depositary shares, represented by fractional shares in preferred stock; and
•	common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific terms of those particular securities being offered, and will include a discussion of some of the United States federal income tax consequences and any risk factors or other special considerations applicable to those particular securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before investing in any of the securities we may offer.

Debt Securities

Our debt securities may be either senior or subordinated obligations, which will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in a prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and
•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;
•	one or more currencies, currency units, or composite currencies;
•	one or more commodities;
•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and
•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in a prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Units

We may offer units consisting of two or more securities. We will describe in a prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer preferred stock, par value $.01 per share, in one or more series. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate, if any, and periods or manner of calculating the dividend rate and periods, the terms on which the preferred stock are convertible into shares of our common stock, preferred stock of another series, or other securities, if any, the redemption terms, if any, and any other specific terms of our preferred stock.

We also may issue depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of preferred stock. We will describe in a prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements between us and one or more depositories.

Form of Securities

We will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, named in the prospectus supplement. The securities will be represented by a global security rather than a certificate in the name of each individual investor. Unless stated otherwise, each sale of securities will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days;
•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or
•	an event of default has occurred and is continuing with respect to the securities under the applicable indenture or agreement.

Payment Currencies

Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars.

Listing

We will state in the prospectus supplement whether the particular securities that we will offer will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;
•	through dealers;
•	through agents; or
•	directly to purchasers.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us. These securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after their initial issuance and sale. The aggregate offering price specified on the cover of this prospectus relates only to the securities that we have not yet issued as of the date of this prospectus.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank (the “Banks”).

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The consolidated ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividend requirements for (a) us for each of the years in the five-year period ended December 31, 2003; and (b) us and FleetBoston prepared using unaudited pro forma condensed combined financial information of us and FleetBoston as of December 31, 2003, are as follows:

	Year Ended December 31,					Unaudited Pro Forma Bank of America/ FleetBoston Combined– December 31, 2003(1)
	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.6	1.5	1.6	2.5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.5	1.5	1.6	2.5

(1)	The pro forma information assumes that we had been combined with FleetBoston on
January 1, 2003, on a purchase accounting basis. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

•	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

(fixed charges + preferred stock dividend requirements)

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other;

•	amortization of debt discount and appropriate issuance costs; and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover those dividend requirements.

REGULATORY MATTERS

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks, as well as specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to the laws and regulations of both the federal government and the states and counties in which they conduct business and supervision and examination by the Securities and Exchange Commission, or the “SEC,” the New York Stock Exchange, or the “NYSE,” the National Association of Securities Dealers, Inc., and other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the non-bank companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller, and the FDIC have issued regulatory capital guidelines for United States banking organizations. Failure to meet the capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a material effect on our financial statements. At December 31, 2003, we, as well as Bank of America, N.A., were classified as well-capitalized under this regulatory framework.

The regulatory capital guidelines measure capital in relation to the credit and market risks of both on- and off-balance sheet items using various risk weights. Under the regulatory capital guidelines, total capital consists of three tiers of capital. Tier 1 capital includes common shareholders’ equity, trust preferred securities, minority interests, and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, the allowance for credit losses up to 1.25% of risk-weighted assets and other adjustments. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. Tier 3 capital can only be used to satisfy our market risk capital requirement and may not be used to support our credit risk requirement. At December 31, 2003, we had no subordinated debt that qualified as Tier 3 capital.

The capital treatment of trust preferred securities currently is under review by the Federal Reserve Board due to the issuing trust companies being deconsolidated under Financial Accounting Standards Board Interpretation 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46). Depending on the capital treatment resolution, trust preferred securities may no longer qualify for Tier 1 capital treatment, but instead would qualify for Tier 2 capital. On July 2, 2003, the Federal Reserve Board issued a Supervision and Regulation Letter requiring that bank holding companies continue to follow the current instructions for reporting trust preferred securities in their regulatory reports. Accordingly, we will continue to report trust preferred securities in Tier 1 capital until further notice from the Federal Reserve Board. On September 2, 2003, the Federal Reserve Board and other regulatory agencies issued the Interim Final Capital Rule for Consolidated Asset-Backed Commercial Paper Program Assets. This interim rule allows companies to exclude from risk-weighted assets the newly consolidated assets of asset-backed commercial paper programs required by FIN 46, when calculating Tier 1 and total risk-based capital ratios through March 31, 2004.

To meet minimum, adequately capitalized regulatory requirements, an institution must maintain a Tier 1 capital ratio of 4% and a total capital ratio of 8%. A well-capitalized institution must generally maintain capital ratios 100 to 200 basis points higher than the minimum guidelines. The risk-based capital rules have been further supplemented by a leverage ratio, defined as Tier 1 capital divided by quarterly average total assets, after certain adjustments. The leverage ratio guidelines establish a minimum of 100 to 200 basis points above 3%. Banking organizations must maintain a leverage capital ratio of at least 5% to be classified as well-capitalized. As of December 31, 2003, we were classified as “well-capitalized” for regulatory purposes, the highest classification. As of December 31, 2003, our Tier 1 capital, total risk-based capital, and leverage ratio under these guidelines were 7.85%, 11.87% and 5.73%, respectively.

Net unrealized gains (losses) on available-for-sale debt securities, net unrealized gains on marketable equity securities and net unrealized gains (losses) on derivatives included in shareholders’ equity at December 31, 2003 are excluded from the calculations of Tier 1 capital, total capital, and leverage ratios.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of (1) 5% of the bank’s total assets at the time it became “undercapitalized” or (2) the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have (1) a Tier 1 risk-based capital ratio of at least 6%, (2) a total risk-based capital ratio of at least 10%, (3) a leverage ratio of at least 5%, and (4) not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of December 31, 2003. In order for us to continue to qualify as a financial holding company, each of our banking subsidiaries must remain well capitalized.

Regulators also must take into consideration (1) concentrations of credit risk; (2) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (3) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine when, and under what circumstances, to prohibit a bank or bank holding company from paying dividends under its safety and soundness examination.

In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF DEBT SECURITIES

We will issue any senior debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Senior Indenture”) between us and The Bank of New York, as successor trustee to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company. We will issue any subordinated debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Subordinated Indenture”) between us and The Bank of New York, as trustee. We refer to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The trustee under each of the Indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The following summaries of the Indentures are not complete and are qualified in their entirety by the specific provisions of the applicable Indentures, which are exhibits to the registration statement and are incorporated in this prospectus by reference. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the Indentures.

General

The total amount of securities that we may offer and sell using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither Indenture limits the amount of debt securities that we may issue.

Any debt securities we issue will be our direct unsecured obligations and will not be obligations of our subsidiaries. Each series of our senior debt securities will rank equally with all of our other unsecured senior indebtedness that is outstanding from time to time. Each series of our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness that is outstanding from time to time.

We will issue our debt securities in fully registered form without coupons. Our debt securities may be denominated in U.S. dollars or in another currency or currency unit. Any debt securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or a multiple of $1,000 unless otherwise provided in the prospectus supplement. If any of the debt securities are denominated in a foreign currency, currency unit, or composite currency, or if principal, any premium, interest, or any other amounts payable on any of the debt securities is payable in any foreign currency, currency unit, or composite currency, the authorized denominations, as well as any investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the particular foreign currency, currency unit, or composite currency will be stated in the prospectus supplement.

We may issue our debt securities in one or more series with the same or different maturities. We may issue our debt securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity (each, an “Original Issue Discount Security”). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Some of our debt securities may be deemed to be issued with original issue discount for United States federal income tax purposes. If we issue debt securities with original issue discount, we will discuss the United States federal income tax implications in the prospectus supplement.

Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the minimum denominations;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provision relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable Indenture.

As a holding company, we own most of our assets and conduct substantially all of our operations through subsidiaries. Our ability to make payments of principal, any premium, interest, and any other amounts on the debt securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Regulatory Matters.”

In addition, claims of holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

Neither Indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any debt securities then outstanding may be withdrawn or downgraded.

No Sinking Fund

Unless stated otherwise in the prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the prospectus supplement will indicate the redemption price and the method for redemption.

Repayment

The prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate our cost to repay the debt securities and the procedure for repayment.

Repurchase

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

Conversion

We may issue debt securities that are convertible, at either our option or the holder’s option, into our preferred stock, depositary shares, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features, including:

•	the periods during which conversion may be elected;

•	the conversion price payable and the number of shares or amount of preferred stock, depositary shares, common stock, or other debt securities that may be issued upon conversion, and any adjustment provisions; and

•	the procedures for electing conversion.

Exchange, Registration, and Transfer

Subject to the terms of the applicable Indenture, debt securities of any series, other than debt securities issued in book-entry form, may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The prospectus supplement will include the name of the security registrar and the transfer agent. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of global securities, see “Registration and Settlement.”

Payment and Paying Agents

The principal, any premium, interest, and any other amounts payable on our debt securities will be paid at the offices of the paying agents we designate from time to time. In addition, at our option, payment of any interest may be made by check mailed to the address of the holder as recorded in the security register. On any interest payment date, interest on a debt security generally will be paid to the person in whose name the debt security is registered at the close of business on the regular record date for that payment. For a discussion of payment of principal, any premium, interest, or other payment on global securities, see “Registration and Settlement.”

We initially have designated the principal corporate trust offices of the trustees in New York City as the places where the debt securities may be presented for payment. We may change paying agents or the designated payment office at any time. Any other paying agents for our debt securities of each series will be named in the prospectus supplement.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our senior indebtedness. The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that were outstanding on the date we executed the Subordinated Indenture, or were created, incurred, or assumed after that date and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, unless the instrument creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives this notice from us, we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If we repay any subordinated debt security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest, or other payment will be paid to holders of senior indebtedness before any holders of subordinated indebtedness are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior debt shall have first rights to the amounts previously paid.

Upon payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. and Fleet National Bank are our only Principal Subsidiary Banks.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with some of the covenants or conditions of that Indenture.

Modification of the Indentures

We and the applicable trustee may modify the Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities which is required to consent to modification without the consent of all holders of the debt securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable Indenture, (1) the principal amount of an Original Issue Discount Security is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under United States federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities are Original Issue Discount Securities, a specified portion of the principal amount, of all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding or of the series affected, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay principal of, or any premium on, any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the appropriate trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on any debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the debt securities then outstanding under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the Indentures.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for several series of our outstanding indebtedness under other indentures.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with any of our other securities, including other warrants and units, consisting of two or more securities in any combination, as described under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a warrant agreement with a warrant agent designated in the prospectus supplement. We will describe in the prospectus supplement the specific terms of the warrants. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with any of our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the debt warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; Governing Law

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the Indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described in other sections of this prospectus relating to debt securities and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. Limitations of this kind will be described in the prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PREFERRED STOCK

General

We have 100,000,000 shares of preferred stock, par value $.01 per share, authorized and may issue the preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have designated:

(a) 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the “ESOP Preferred Stock”), of which 1,231,824 shares were issued and outstanding at April 1, 2004;

(b) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), of which 7,739 shares were issued and outstanding at April 1, 2004;

(c) 20,000,000 shares of $2.50 Cumulative Convertible Preferred Stock Series BB (the “Series BB Preferred Stock”), none of which were issued and outstanding at April 1, 2004;

(d) 690,000 shares of 6.75% Perpetual Preferred Stock (the “6.75% Perpetual Preferred Stock”), 382,450 of which were issued and outstanding as of April 1, 2004; and

(e) 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock (the “Fixed/Adjustable Rate Cumulative Preferred Stock”), 700,000 of which were issued and outstanding as of April 1, 2004.

The Preferred Stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless otherwise stated in the prospectus supplement. Each prospectus supplement for preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	each share of Series B Preferred Stock is entitled to one vote per share;

•	each share of ESOP Preferred Stock is entitled to two votes per share;

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Authorized Classes of Preferred Stock

The following summary of our ESOP Preferred Stock, Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Amended and Restated Certificate of Incorporation.

ESOP Preferred Stock

All shares of ESOP Preferred Stock are held by the trustee under the Bank of America 401(k) Plan. Shares of ESOP Preferred Stock are convertible into our common stock at a conversion rate of 1.68 shares of common stock per share of ESOP Preferred Stock, subject to customary anti-dilution adjustments.

Preferential Rights. The ESOP Preferred Stock ranks senior to our common stock and ranks junior to the Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe to shares of our capital stock, and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

Dividends. ESOP Preferred Stock is entitled to an annual dividend, subject to adjustments, of $3.30 per share, payable semi-annually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, we may not declare, pay, or set apart for payment any dividend on any other series of our stock ranking equally with the ESOP Preferred Stock as to dividends unless we have declared and paid, or set apart for payment, like dividends on ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for the parity of our stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. We generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of our stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, or make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of our capital stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on ESOP Preferred Stock have been declared and paid or set apart for payment when due.

Voting Rights. Holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of our common stock and vote together with the holders of our common stock as one class. Except as otherwise required by applicable law, holders of ESOP Preferred Stock have no special voting rights. To the extent that holders of the shares are entitled to vote, each share is entitled to the number of votes equal to the number of shares of our common stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining our stockholders entitled to vote, rounded to the nearest whole vote. Under the current conversion rate, each share of ESOP Preferred Stock is entitled to two votes.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding-up, holders of ESOP Preferred Stock will be entitled to receive, out of our assets available for distribution to our stockholders, $42.50 per share plus all accrued and unpaid dividends of the shares of ESOP Preferred Stock to the date fixed for distribution. These distributions will be subject to the rights of the holders of any preferred stock ranking senior to or equally with ESOP Preferred Stock as to distributions upon dissolution, liquidation, or winding-up but before any amount will be paid or distributed among the holders of our common stock or any other shares of our stock ranking junior to ESOP Preferred Stock. If, upon our voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other stock ranking equally with ESOP Preferred Stock as to any distribution are not paid in full, holders of ESOP Preferred Stock and the other capital stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, holders of ESOP Preferred Stock will not be entitled to any further distribution of our assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed to be a dissolution, liquidation, or winding-up of our affairs.

Redemption. ESOP Preferred Stock is redeemable, in whole or in part, at our option at any time. The redemption price for the shares of ESOP Preferred Stock, which may be paid in cash or shares of our common stock, is $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem ESOP Preferred Stock.

In addition, we are required to redeem shares of ESOP Preferred Stock at the option of the holder to the extent necessary either to provide for distributions required to be made under the Employee Stock Ownership Plan or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder for the benefit of the Employee Stock Ownership Plan.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to ESOP Preferred Stock and our common stock, ranks equally with 6.75% Perpetual Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and ranks junior to Series BB Preferred Stock as to dividends and upon liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock without the consent of holders of Series B Preferred Stock, we may issue preferred stock with superior or equal rights or preferences.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per-share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of our preferred stock ranking superior to Series B Preferred Stock.

Series BB Preferred Stock

Dividends. Holders of Series BB Preferred Stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for payment, an annual dividend of $2.50 per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on Series BB Preferred Stock are cumulative from the date of issue. Each dividend is payable to holders of record as appearing on our stock register on the record dates fixed by our board of directors. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on Series BB Preferred Stock which may be in arrears.

Conversion Rights. Subject to the terms and conditions set forth below, holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares into shares of our common stock at any time into fully paid and nonassessable shares of our common stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of our common stock for each share of Series BB Preferred Stock surrendered for conversion (the “Conversion Rate”). The Conversion Rate is subject to adjustment from time to time to reflect our common stock splits and similar alterations in our common stock.

Redemption. Shares of Series BB Preferred Stock are redeemable at the our option, in whole or in part, at a redemption price of $25 per share plus an amount equal to accrued and unpaid dividends up to and including the redemption date. Shares of Series BB Preferred Stock are not subject to a sinking fund.

Liquidation Rights. In the event of our voluntary or involuntary dissolution, liquidation, or winding up of our affairs, holders of Series BB Preferred Stock are entitled to receive out of our assets available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends up to and including the date of such distribution, and no more, before any distribution is made to the holders of any of our classes of stock ranking junior to the Series BB Preferred Stock as to the distribution of assets.

Voting. Holders of Series BB Preferred Stock have no voting rights except (1) as required by law; and (2) in the event any quarterly dividend payable on the Series BB Preferred Stock is in arrears, holders of Series BB Preferred Stock are entitled to vote together with the holders of our common stock at our next meeting of stockholders and at each subsequent meeting of stockholders, unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of the meeting. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder is entitled to cast the number of votes equal to the number of whole shares of our common stock into which his or her Series BB Preferred Stock is then convertible.

6.75% Perpetual Preferred Stock

Preferential Rights. The 6.75% Perpetual Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and junior to any Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or our junior preferred stock. The dividends on the 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the percentage of the dividend payable on preferred stock that may be deducted by corporate stockholders (the “Dividends Received Deduction”), which currently is 70%, we will increase the amount of dividends payable on the 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividends or more, the holders of 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other series of preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the 6.75% Perpetual Preferred Stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We also may redeem the 6.75% Perpetual Preferred Stock prior to April 15, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of 6.75% Perpetual Preferred Stock are outstanding, we may not redeem any shares of our common stock or any other class of our preferred stock ranking junior to or on a parity with 6.75% Perpetual Preferred Stock unless we have paid full cumulative dividends on all outstanding shares of the 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the 6.75% Perpetual Preferred Stock are in arrears, we may not redeem any shares of the 6.75% Perpetual Preferred Stock unless we simultaneously redeem all outstanding shares of the 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6.75% Perpetual Preferred Stock.

Fixed/Adjustable Rate Cumulative Preferred Stock

Preferential Rights. The Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and 6.75% Perpetual Preferred Stock, and junior to Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Through April 1, 2006, the holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price of Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before we may declare or pay any dividend upon our common stock or junior preferred stock. After April 1, 2006, the dividend rate on Fixed/Adjustable Rate Cumulative Preferred Stock will be a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in our Amended and Restated Certificate of Designations establishing the Fixed/Adjustable Rate Cumulative Preferred Stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00% nor greater than 13.00%.

The dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, we will increase the amount of dividends that will be payable on Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividends or more, the holders of Fixed/Adjustable Rate Cumulative

Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We may also redeem the Fixed/Adjustable Rate Cumulative Preferred Stock prior to April 1, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, our common stock, or any other class of preferred stock ranking junior to or on a parity with Fixed/Adjustable Rate Cumulative Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are in arrears, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, unless we simultaneously redeem all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a United States bank or trust company that we will select (the “depository”).

The particular terms of the preferred stock offered and the extent, if any, to which the general provisions may apply to the depositary shares will be described in the prospectus supplement. The general descriptions below and in the prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the deposit agreement and the depositary receipts, the forms of which are incorporated by reference in the registration statement and the definitive forms of which will be filed with the Securities and Exchange Commission, or “SEC,” at the time of sale of the depositary shares.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement relating to the depositary shares being offered.

However, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. The depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a United States bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 7,500,000,000 shares of common stock, par value $.01 per share, of which approximately 2.04 billion shares were outstanding on April 1, 2004. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock is also listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of April 1, 2004, 416.5 million shares were reserved for issuance in connection with our various employee and director benefit plans, our Dividend Reinvestment and Stock Purchase Plan, the conversion of our outstanding convertible securities, and for other purposes. After taking into account the reserved shares, there were approximately 5.04 billion authorized shares of our common stock available for issuance as of April 1, 2004.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (1) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (2) a merger, dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Each debt security, warrant, unit, share of preferred stock, and depositary share in registered form will be represented either:

•	by one or more global securities representing the entire issuance of securities; or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry System

Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

If a security is registered on the books that we or the trustee, warrant agent, unit agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the “holder” of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or

•	an event of default has occurred and is continuing with respect to the securities under the applicable Indenture or agreement.

Street Name Owners

When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any Indenture and the obligations, if any, of any warrant agents, unit agents, depository, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called “depositories.” Each series of securities will have one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-

border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit agents do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Notes

If we ever issue securities in certificated form, those securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay principal, any premium, interest, and any amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any of those sales in the prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in those transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

We will provide information to the purchaser about the trade and settlement dates, as well as the purchase price, for a market-making transaction in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2003;

•	our current reports on Form 8-K filed January 2, 2004, January 15, 2004, January 29, 2004, February 17, 2004, February 19, 2004, March 2, 2004, March 10, 2004, March 15, 2004, March 18, 2004, March 22, 2004, March 23, 2004, March 30, 2004, April 1, 2004 (as amended on April 14, 2004), April 9, 2004, and April 14, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K); and

•	the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as modified on our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish under Item 9 or Item 12 of Form 8-K.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus and all accompanying prospectus supplements contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. Our ability to predict results or the actual effect of our results, performance, or achievements, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements, is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC, beneficially own less than one-tenth of 1% of our outstanding shares of common stock.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

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You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and the related pricing supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will deliver this prospectus supplement, the accompanying prospectus, and the related pricing supplement for offers and sales in the secondary market.

$10,000,000,000

Medium-Term Notes,

Series K

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Banc of America Investment Services, Inc.

April 15, 2004